Exhibit 4.11

Share Sale and Purchase Agreement

between

Each of the Parties listed in Schedule 1

(each a Seller and together, the Sellers)

and

Lekhram Changoer, George Anastassov and Eric Kim

(each a Restrained Individual and together, the Restrained Individuals)

and

Incannex Healthcare Limited

ACN 096 635 246

(Buyer)

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	6
	1.3	Headings	7
	1.4	Weekends and holidays	8

2	Conditions		8
	2.1	Conditions	8
	2.2	Cooperation	8
	2.3	Waiver	8
	2.4	Obligations to notify	8
	2.5	Termination	8
	2.6	Rights on termination	9

3	Sale and purchase		9
	3.1	Agreement to sell and purchase	9
	3.2	Title and risk	9
	3.3	Waiver of pre-emptive rights	9

4	Total Consideration and payment terms		9
	4.1	Total Consideration	9
	4.2	Payment of Total Consideration	9
	4.3	Subscription Shares	10

5	Conduct prior to Completion		10
	5.1	Conduct prior to Completion	10
	5.2	Restricted conduct before Completion	10
	5.3	Permitted acts	11
	5.4	Notification of warranty breaches	11
	5.5	Supervised access to the Business prior to Completion	12
	5.6	Changes to Company Group officers	12
	5.7	Repayment of Inter-company Payables and Inter-company Receivables	12
	5.8	Insurance	12

6	Completion		12
	6.1	Time and location of Completion	12
	6.2	Completion	12
	6.3	Obligations interdependent	12

7	Post Completion matters		13
	7.1	Conduct until the Sale Shares are registered	13
	7.2	ASIC, ASX, Nasdaq and Governmental Agency notification	13
	7.3	Registration	13
	7.4	Wrong pockets	13
	7.5	Licensing	13
	7.6	Transfer and assignment of Owned Intellectual Property Rights	13

8	Sellers’ Warranties		13
	8.1	Sellers’ Warranties	13
	8.2	Reliance	13
	8.3	Indemnified Loss	14

9	Foreign resident CGT withholding		14
	9.1	Declaration that Sale Shares are not indirect Australian real property interests	14
	9.2	Renewal of declaration	14

10	Tax indemnity		14
	10.1	Indemnity	14
	10.2	Scope of Tax Indemnity	15
	10.3	Payment of Tax Liabilities	15
	10.4	Tax effect of Claims	15

i
Share Sale and Purchase Agreement

11	Specific Indemnity		16

12	Limitation of liability		16
	12.1	Exclusion of liability	16
	12.2	Buyer acknowledgements	16
	12.3	Maximum aggregate amount	16
	12.4	Threshold limit	16
	12.5	Double recovery	17
	12.6	Time limits	17
	12.7	Later recovery	17
	12.8	Additional Limits on Buyer Claim	17
	12.9	Scope of limitation of liability clause	18
	12.10	Independent limitations	18

13	Procedure for dealing with Claims		18
	13.1	Notice of Claims	18
	13.2	Third Party Claims	18

14	Buyer Warranties		19
	14.1	Buyer Warranties	19
	14.2	Buyer indemnity	19

15	Goods and Services Tax		19
	15.1	Definitions	19
	15.2	Input Taxed	20
	15.3	Gross up for GST if the supply is not Input Taxed	20
	15.4	Parties’ obligations to provide documentation	20
	15.5	Payment by reimbursement or indemnity	20

16	Confidentiality		20
	16.1	General obligation	20
	16.2	Confidentiality obligations of Buyer	21
	16.3	Agreement on press announcements	21
	16.4	Continuing obligation	22
	16.5	Confidentiality obligations of Sellers	22

17	Restraint		22
	17.1	Restraint	22
	17.2	Acknowledgements	22

18	Continuing obligations		23
	18.1	No merger	23
	18.2	Survival	23

19	Notices		23
	19.1	Notices	23
	19.2	Sellers’ and Restrained Individual’s address	24
	19.3	Buyer’s address	24

20	General		25
	20.1	Costs	25
	20.2	Governing law and jurisdiction	25
	20.3	Severability	25
	20.4	Further assurance	25
	20.5	Consents	25
	20.6	Rights, powers and remedies	25
	20.7	Amendment	26
	20.8	Assignment	26
	20.9	Counterparts	26
	20.10	Entire understanding	26
	20.11	Execution by attorney	26
	20.12	Time of the essence	26

ii
Share Sale and Purchase Agreement

Schedue 1	27
Sellers’ Details	27

Schedue 2	28
Group details	28

Schedue 3	30
Conditions	30

Schedue 4	31
Completion Steps	31

Schedue 5	33
Sellers’ Warranties	33

Schedue 6	48
Buyer Warranties	48

Schedue 7	49
Intellectual Property Rights	49

Annexure A	52
Non-Pharmaceutical Assets	52

iii
Share Sale and Purchase Agreement

This Agreement is made on the	2022

between	Each of the Parties listed in Schedule 1 (each a Seller and together, the Sellers)

and	Incannex Healthcare Limited ACN 096 635 246 (Buyer)

and	George Anastassov (George) Lekhram Changoer (Lekhram), Eric Kim. (Eric)

(each a Restrained Individual and together, the Restrained Individuals)

Recitals

A	The Sellers own all legal and beneficial interests in the Sale Shares.

B	The Sellers have agreed to sell all legal and beneficial interests in the Sale Shares to the Buyer and the Buyer has agreed to buy all legal and beneficial interests in the Sale Shares from the Sellers on the basis set out in this Agreement.

C	The Restrained Individuals have agreed to be subject to certain restraints on the basis set out in this Agreement.

Now it is agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise

Accounts Date means 31 December 2021.

Accounts means the consolidated balance sheet of the Company Group as at the Accounts Date and the consolidated profit and loss statement of the Company Group as at the Accounts Date for the 12 months ending on the Accounts Date as Fairly Disclosed to the Buyer.

Agreed Form means in a form agreed on or around the date of this Agreement between the parties to the relevant document and initialled by each of them for the purposes of identification.

Agreement means this share sale and purchase agreement.

ASIC means the Australian Securities and Investments Commission.

ASX means, as the context requires, ASX Limited ACN 008 624 691 or the financial market operated by it.

ASX Listing Rules means the official listing rules of ASX.

ATO means the Australian Taxation Office.

Authorisation means any licence, consent, approval, permit, registration or other authorisation given or issued by any Governmental Agency or any other person.

Business Day means a day on which the banks are open for business in Melbourne, Victoria, other than a Saturday, Sunday or public holiday in Melbourne, Victoria.

Business means the business of innovative biotechnology focused on research, development, and production of prescription pharmaceutical cannabinoid medicines, carried on by the Company Group as at the date of this Agreement.

1
Share Sale and Purchase Agreement

Buyer Group means the Buyer and each Related Body Corporate of the Buyer, and after Completion includes the Company Group.

Buyer Warranties means the warranties given by the Buyer as set out in Schedule 6.

cGMP means current good manufacturing practice.

Claim means any allegation, claim, Demand, cause of action, proceeding, litigation judgment, damage, Loss, cost, expense or liability in respect of this Agreement or the transactions contemplated under this Agreement, however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a Third Party or a Party.

Company means APIRx Pharmaceutical USA, LLC, details of which are set out in Part 1 of Schedule 2.

Company Group means the Company and the Subsidiaries, and each is a Company Group Entity.

Completion means completion of the sale and purchase of all legal and beneficial interest in the Sale Shares in accordance with clause 6 and the allotment and issue of the Subscription Shares in accordance with clause 4.3.

Completion Date means the date on which Completion occurs.

Completion Steps means the steps to be taken on Completion as set out in Schedule 4.

Conditions means the conditions precedent set out in Schedule 3.

Contractors means all contractors or consultants engaged by the Company Group in the conduct of the Business at the Completion Date.

Controller has the meaning given in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Demand means a written notice of, or a demand for, an amount payable, or for any other action.

Due Diligence Investigation means the due diligence investigation of the Company Group undertaken by and on behalf of the Buyer prior to the date of this Agreement.

Duty means any stamp, transaction or registration duty, or similar charge, imposed by any Governmental Agency, and includes but is not limited to, any interest, fine, penalty, charge or other amount imposed in respect of the above, but excludes any Tax.

Employees means all the persons employed by the Company Group in the conduct of the Business at the Completion Date.

Encumbrance means an interest or power:

(a)	reserved in or over an interest in any asset including, but not limited to, any retention of title or preferential right; or

(b)	created or otherwise arising in or over any interest in any asset under any form of security whatsoever including a bill of sale, contract or set-off, mortgage, charge, lien, pledge, trust, power or security interest (within the meaning of PPSA), whether registered or unregistered and including any agreement to grant or create any of the above.

Entity has the meaning given to that term in section 64A of the Corporations Act.

Escrow Deed means an escrow deed in the form agreed between the Parties.

Fairly Disclosed means disclosure in sufficient detail and context to enable a reasonable person in the position of the Buyer to fairly identify the nature and scope of the relevant fact, matter, event or circumstance.

2
Share Sale and Purchase Agreement

Governmental Agency means any government or governmental, semi-governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes a Tax Authority and drug administration bodies.

GST means goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law has the same meaning as in the GST Act, and also includes any applicable legislative determinations and Australian Taxation Office public rulings with respect to GST.

IHL Shares means fully paid ordinary shares in the capital of the Buyer.

Immediately Available Funds means telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee.

Independent Accountant means a chartered accountant that is independent of the Sellers and the Buyer, who is a partner of a chartered accounting firm selected by agreement between the Sellers and the Buyer or, failing agreement within 5 Business Days after either of them seek such agreement from the other, then such person having the specified qualifications as is selected by the Chair of the Resolution Institute (or the Chair’s nominee).

Insolvency Event means:

(a)	in respect of an entity, the occurrence of any one or more of the following events or circumstances in relation to that entity:

(i)	a winding up, dissolution, liquidation, provisional liquidation, administration or bankruptcy;

(ii)	having a Controller or analogous person appointed to it or any of its property;

(iii)	being unable to pay any of its debts as and when due and payable or being deemed to be insolvent under any provision of the Corporations Act or any other law;

(iv)	seeking protection from its creditors under any law, entering into a compromise, moratorium, assignment, composition or arrangement with, or for the benefit of, any of its members or creditors;

(v)	being subject to voluntary administration under any law applicable to it (including Part 5.3A of the Corporations Act)

(vi)	any analogous event or circumstance to those described in paragraphs (i) to (iv) under any law; or

(vii)	anything occurs under the law of any jurisdiction which has a substantially similar effect to any of the events described in paragraphs (i) to (iv),

unless such event or circumstance occurs as part of a solvent reconstruction, amalgamation, compromise, arrangement, merger or consolidation approved by the other parties (which approval is not to be unreasonably withheld or delayed); and

(b)	in relation to an individual, the individual is insolvent or bankrupt, or a trustee in bankruptcy or similar officer has been appointed over any part of its assets.

Insurance Policies means all insurance policies taken out by a Company Group Entity or in respect of which a Company Group Entity is a named insured as at 24 March 2022.

Inter-company Payable means any amount owed by the Company Group to any Seller Group Member.

Inter-company Receivable means any amount owed to the Company Group by any Seller Group Member.

3
Share Sale and Purchase Agreement

Intellectual Property Rights means all intellectual property and proprietary rights (whether registered or unregistered), existing anywhere in the world, now or in the future, including:

(a)	each business name and domain name registered or used by the Company Group;

(b)	trade or service marks;

(c)	any right to have information (including confidential information) kept confidential; and

(d)	patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know-how, logos, designs, design rights, copyright and similar industrial or intellectual property rights.

Loss means any debt or other monetary liability (including for Tax) or penalty, fine or payment or any damages, losses, costs (including legal costs on a solicitor and client basis and Tax Claim), charges, outgoings or expenses of whatever description (including interest) however arising and whether present, unascertained, immediate, future or contingent and includes any decrease in the value of the assets or the Sale Shares, whether or not realised.

Management Accounts means the monthly unaudited management accounts of each Company Group Entity for the period after the Accounts Date.

Material Adverse Change means any fact, matter, event, change, occurrence, circumstance or development which is or could reasonably be expected to be materially adverse to the Company Group’s ownership of the Intellectual Property Rights and the status and operation of the clinical trials conducted by or on behalf of the Company Group.

Non-Pharmaceutical Assets mean each of the non-pharmaceutical assets of the Company listed in Annexure A.

Owned Intellectual Property Rights means all Intellectual Property Rights owned or will be owned pursuant to clause 7.6 by the Company Group in the course of and for the purposes of the Business including the Intellectual Property Rights listed in Schedule 7.

Parties means the parties to this Agreement, and Party means any of them.

Payment Recipient has the meaning given to that term in clause 10.4.

Permitted Encumbrance means:

(a)	any Encumbrance which the Buyer agrees in writing before Completion is a Permitted Encumbrance; and

(b)	any of the following PPSA security interests created in the ordinary course of business after the execution of this Agreement:

(i)	a retention of title arrangement under which title is retained by a supplier over goods supplied to the relevant person or entity until payment for such goods is made; or

(ii)	a lien or charge, arising by operation of law which has not been exercised.

Personal Information means personal data, as that term is defined in the General Data Protection Regulation.

Personnel means any employee, contractor, officer or agent.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the Personal Property Securities Register established under the PPSA.

Privacy Act means the Privacy Act 1988 (Cth).

Privacy Law means any statue, regulation or law in Australia or elsewhere relating to the protection of Personal Information that the Company Group must observe including under the Privacy Act, the US National Institute of Standards and Technology and the General Data Protection Regulation.

4
Share Sale and Purchase Agreement

Property Lease means the lease in effect on the date of this Agreement between APIRx Pharmaceuticals Holdings B.V and Business center de Burcht in respect of the premises at Industrieweg 40, Unit B4. 3401 MA IJsselstein.

Records means all original and copy documents, books, files, reports, accounts, plans and correspondence, regardless of their form or medium and whether coming into existence before, on or after the date of this Agreement, belonging or relating to or used by the Company Group including certificates of registration, minute books, statutory books and registers, books of account, tax returns, title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records.

Related Body Corporate has the meaning given to that expression in section 9 of the Corporations Act.

Related Entity has the meaning given to that term in the Corporations Act as if that meaning was modified to apply to both bodies corporate and persons other than bodies corporate.

Remuneration Agreement (Eric) means the remuneration agreement between Eric and the Buyer in the form agreed between Eric and the Buyer.

Remuneration Agreement (George) means the remuneration agreement between George and the Buyer in the form agreed between George and the Buyer.

Remuneration Agreement (Lekhram) means the remuneration agreement between Lekhram and the Buyer in the form agreed between Lekhram and the Buyer.

Respective Proportion means, in respect of a Seller, the proportion set out in Column 4 of the table in Schedule 1 adjacent to that Seller’s name.

Restraint Area means:

(a)	Europe, North America and Australia; or if that is unenforceable then

(b)	North America and Australia; or if that is unenforceable then

(c)	Australia.

Restraint Period means the period commencing on the Completion Date and ending on:

(a)	the third anniversary of the Completion Date; or if that is unenforceable then

(b)	the second anniversary of the Completion Date; or if that is unenforceable then

(c)	the first anniversary of the Completion Date.

Ruling means any ruling, determination, arrangement, clearance, consent or advice issued by, or negotiated with, any Tax Authority in respect of any Tax, Duty or Tax Law.

Sale Shares means the entire share capital of the Company.

Seller Group means each Seller and each Related Entity of a Seller.

Seller Group Member means any member of the Seller Group.

Sellers’ Warranties means the warranties given by the Sellers as set out in Schedule 5.

Shareholders Agreement means the operating agreement between the Sellers and the Company as ratified on 22 April 2020.

Specific Indemnity Claim means a Claim by the Buyer pursuant to clause 11.

Subscription Shares means a total of 218,169,506 IHL Shares to be issued to the Sellers in accordance with the terms of this Agreement.

Sunset Date means 31 July 2022 or such other date as agreed in writing between the Buyer and the Sellers.

5
Share Sale and Purchase Agreement

Subscription Share Issue Price means $0.573 per Subscription Share.

Subsidiaries means each of the following:

(a)	APIRx Pharmaceuticals B.V, The Netherlands; and

(b)	APIRx Pharmaceuticals Holdings B.V, The Netherlands.

Tax means any income, gross receipts, license, payroll, employment, excise, severance, occupation, premium, capital gains, windfall profits, environmental, customs duties, escheat, unclaimed property, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, goods and services, value added, alternative or add-on minimum, estimated or other tax, levy, charge, impost, fee, deduction, compulsory loan or withholding, of any kind whatsoever and whenever imposed, in any part of the world, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above, but excludes any Duty.

Tax Authority means any revenue, customs, fiscal, statutory, federal, state, provincial, local, governmental or municipal authority, body or person, competent to impose any Tax or Duty whether in Australia or elsewhere.

Tax Claim means a Claim by the Buyer arising from breach of Sellers’ Warranty 13 or under the Tax Indemnity.

Tax Indemnity means the indemnity given by the Sellers under clause 10.

Tax Law means any law in relation to any Tax or Duty.

Tax Liability includes any Loss arising from any obligation of any Company Group Entity to make a payment under any Tax Law in respect of the operations of the Company Group in the period up to and including, or an event occurring within the Company Group up to and including, Completion.

Third Party means any person or entity (including a Governmental Agency) other than a Seller Group Member, any member of the Buyer Group and the Company Group.

Third Party Claim means any Claim or cause of action made or brought by a Third Party which may gave rise to a Claim by the Buyer against the Sellers in respect of this Agreement or the transactions contemplated under this Agreement.

Title and Capacity Warranties means Sellers’ Warranties 1, 2, 3 and 7.

Title and Capacity Warranty Claim means any Claim arising out of a breach of a Title and Capacity Warranty.

Total Consideration means the total amount to be paid by the Buyer to the Sellers for all legal and beneficial interests in the Sale Shares in accordance with clause 4.1.

Total Consideration means the issue of the Subscription Shares.

Warranty Claim means any Claim by the Buyer arising out of a breach of a Sellers’ Warranty.

1.2	Interpretation

In this Agreement, unless the context otherwise requires:

(a)	a reference to a person includes a reference to a corporation, an association, joint venture, an unincorporated body, partnership, government or local authority or agency or other entity;

(b)	the singular includes the plural and the plural includes the singular;

(c)	a reference to any gender includes a reference to all genders;

6
Share Sale and Purchase Agreement

(d)	a reference to money (including $ or dollars) is a reference to Australian currency unless otherwise specified;

(e)	a reference to time is to Melbourne, Australia time;

(f)	a month means a calendar month;

(g)	a reference to a recital, clause, paragraph, schedule or annexure is a reference to a recital, clause or paragraph of, or schedule or annexure to, this Agreement and a reference to this Agreement includes any recital, schedule or annexure;

(h)	a reference to a Party includes that Party’s executors, administrators, successors, permitted assigns and substitutes;

(i)	specifying anything in this Agreement after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included;

(j)	a reference to legislation or to a provision of a legislation includes a reference to a modification, consolidation, replacement or re-enactment of it, and includes subordinate legislation made under it;

(k)	a reference to a body, other than a Party (including an institute, association or authority), whether statutory or not:

(i)	which ceases to exist; or

(ii)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions;

(l)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(m)	a reference to an agreement other than this Agreement includes a legally enforceable deed, undertaking, agreement, arrangement or understanding, whether or not in writing;

(n)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(o)	if an act required to be done under this Agreement on or by a given day is done after 5:30pm on that day, it is taken to be done on the following day;

(p)	unless otherwise specified, any agreement, representation, warranty or indemnity in favour of two or more Parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(q)	unless otherwise specified, any agreement, representation, warranty or indemnity by two or more Parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(r)	a provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement; and

(s)	a reference to as far as the Sellers are aware, or words to that effect, in relation to a matter, is a reference to the actual knowledge of any of Lekhram, Kim and Anastassov as at the date of this Agreement, or such knowledge as Lekhram, Kim and Anastassov would have had after having made reasonable and diligent enquiries of their respective direct reports in relation to the relevant matter.

1.3	Headings

Headings and the table of contents are inserted for convenience only and do not affect the interpretation of this Agreement.

7
Share Sale and Purchase Agreement

1.4	Weekends and holidays

Where an act is required by this Agreement to be done on a given day and that day is not a Business Day, then the act is required to be done on the next following Business Day.

2	Conditions

2.1	Conditions

Completion of the sale and purchase of all legal and beneficial interests in the Sale Shares under this Agreement is subject to and will not proceed unless the Conditions have been satisfied or waived.

2.2	Cooperation

(a)	Each Party must:

(i)	use its reasonable endeavours to ensure that the Conditions are satisfied as expeditiously as possible after execution of this Agreement and in any event no later than the Sunset Date (unless otherwise agreed in writing by the Sellers and the Buyer); and

(ii)	must provide all reasonable assistance to the other Parties as is reasonably necessary to satisfy the Conditions.

(b)	Without limiting clause 2.2(a), each Party must:

(i)	keep the other informed in a timely manner of the progress of any applications made and the status of any discussions or negotiations with relevant Third Parties regarding the Conditions; and

(ii)	promptly notify the other on becoming aware of the satisfaction of any Condition or of any Condition becoming incapable of being satisfied.

2.3	Waiver

(a)	A Condition is only waived if the Buyer notifies the Sellers in writing that the Buyer waives the condition.

(b)	A Condition that is waived in accordance with clause 2.3(a) is effective only to the extent specifically set out in that waiver.

2.4	Obligations to notify

If the Buyer or any of the Sellers becomes aware:

(a)	that a Condition has been satisfied; or

(b)	of any facts, circumstances or matters that may result in a Condition not being or becoming incapable of being satisfied,

that Party must promptly notify the other Parties accordingly.

2.5	Termination

(a)	If a Party has complied with its obligations under clause 2.2, it may terminate this Agreement prior to Completion by giving not less than 5 Business Days’ notice to the other Parties if:

(i)	the Conditions are not satisfied, or waived in accordance with clause 2.3, by the Sunset Date;

(ii)	a Condition is or becomes incapable of being satisfied; or

(iii)	a Condition, having been satisfied, does not remain satisfied in all respects at all times before Completion, unless it has been waived in accordance with clause 2.3.

8
Share Sale and Purchase Agreement

(b)	If prior to Completion:

(i)	an Insolvency Event occurs in respect of a Seller; or

(ii)	there has been a Material Adverse Change since the date of this Agreement,

then the Buyer may terminate this Agreement immediately by giving written notice to each of the Sellers.

2.6	Rights on termination

Subject to clause 16, if this Agreement is terminated under clause 2.5 prior to Completion then, in addition to any other rights, powers or remedies provided by law or in equity:

(a)	each Party is released from its obligations and liabilities under or in connection with this Agreement and this Agreement will have no further force of effect, other than clause 1 (but only to the extent required to give meaning to any surviving clauses), this clause 2.6, clause 16 and clause 18; and

(b)	each Party retains the rights, remedies and powers it has in connection with any past breach or any claim that has arisen before termination.

3	Sale and purchase

3.1	Agreement to sell and purchase

Each Seller agrees to sell all legal and beneficial interests in the Sale Shares and the Buyer agrees to purchase all legal and beneficial interests in the Sale Shares from the Sellers:

(a)	for the Total Consideration;

(b)	free from all Encumbrances other than any Permitted Encumbrances;

(c)	with all rights attached or accrued to them on or after the Completion Date; and

(d)	subject to the provisions of this Agreement.

3.2	Title and risk

Title and risk in the Sale Shares passes to the Buyer on Completion.

3.3	Waiver of pre-emptive rights

Each Seller, by its execution of this Agreement, consents to the sale and purchase contemplated by clause 3.1 and irrevocably waives in favour of the Buyer any rights of pre-emption that the Sellers have, or may have, in respect of the Sale Shares, whether conferred by the constituent documents of the Company Group the Shareholders Agreement or otherwise.

4	Total Consideration and payment terms

4.1	Total Consideration

The Total Consideration for all legal and beneficial interests in the Sale Shares under this Agreement is the issue of the Subscription Shares.

4.2	Payment of Total Consideration

On the Completion Date, the Buyer must issue to the Sellers in their Respective Proportions the Subscription Shares in accordance with clause 4.3.

9
Share Sale and Purchase Agreement

4.3	Subscription Shares

(a)	This Agreement serves as an application by the Sellers for the issue and allotment on the Completion Date of the Subscription Shares in their Respective Proportions.

(b)	Each Seller agrees to become a member of the Buyer and to be bound by the constitution of the Buyer and consents to entry of its name on the Buyer’s register of members.

(c)	On the Completion Date, the Buyer must:

(i)	ensure that the Subscription Shares issued to the Sellers pursuant to clause 4.2;

(A)	are fully paid and validly issued;

(B)	are issued at the Subscription Share Issue Price;

(C)	are free from any Encumbrance, except for:

(I)	any Encumbrance under the constitution of the Buyer; and

(II)	the transaction restrictions set forth in the Buyer’s share policy for its directors, executives and employees or in the Escrow Deed;

(D)	are issued with all rights and entitlements, including dividend, distribution and voting rights attached or accrued to the Subscription Shares after Completion; and

(E)	rank equally in all respects with the IHL Shares existing on the Completion Date;

(ii)	enter in the Buyer’s register the name of the Sellers as the registered holders in respect of the Subscription Shares; and

(iii)	apply for official quotation of the Subscription Shares on ASX in accordance with ASX Listing Rule 2.8.

(d)	The Subscription Share Issue Price for the Subscription Shares shall be deemed to be paid by way of the transfer of the Sale Shares pursuant to this Agreement, and, otherwise, no money shall be payable by the Sellers in respect of the Subscription Share Issue Price.

5	Conduct prior to Completion

5.1	Conduct prior to Completion

Subject to clause 5.2, from the date of this Agreement until Completion, each Seller must (to the extent it reasonably can), unless the Buyer otherwise agrees in writing, ensure that the Company Group:

(a)	carries on its Business as a going concern in the ordinary and usual course and otherwise in substantially the same manner as before the date of this Agreement;

(b)	discharges current liabilities as they fall due in accordance with its usual practice; and

(c)	collects receivables using the same method and policy as before the date of this Agreement.

5.2	Restricted conduct before Completion

From the date of this Agreement until Completion, except with the prior written consent of the Buyer (which must not be unreasonably withheld, delayed or conditioned), each Seller (to the extent it reasonably can) must procure that the Company and any Subsidiary does not:

(a)	issue or allot any shares or options, securities or other rights convertible into shares;

(b)	buy back or redeem any Sale Shares or shares or securities or otherwise reduce its share capital or provide financial assistance for the acquisition of its own shares or shares in any holding company;

(c)	convert all or any of its shares into a larger or smaller number of shares;

10
Share Sale and Purchase Agreement

(d)	declare or pay any dividend or other distributions;

(e)	alter the provisions of its constituent documents;

(f)	dispose of or create any Encumbrances (other than a Permitted Encumbrance) over, or declare itself the trustee of, any asset of the Business (except in the ordinary and usual course of business);

(g)	dispose of any part of its Business;

(h)	acquire or dispose of any asset;

(i)	enter into any transaction or agreement that results in a transfer of value out of the Company to the Seller Group or any associates or affiliates of a Seller or enter into any new or unusual transaction which adversely affects the Company Group or the Business;

(j)	change in any material respect the accounting procedures, principles or practices of the Company Group;

(k)	in its conduct of the Business make any changes to its policy or practice as to the payment of creditors or collection of receivables;

(l)	vary the terms of, or terminate, the employment of any of its employees;

(m)	vary the terms of, or terminate, the engagement of any of its contractors, other than in the normal course;

(n)	of its own volition, terminate or adversely vary or fail to enforce the terms of any material contract, commitment or arrangement to which it is a party or accept or agree to any variations to services to be performed or prices charged under any such contract, commitment or arrangement without the prior written consent of the Buyer, such consent not to be unreasonably withheld, delayed or conditioned;

(o)	grant any power of attorney;

(p)	give any guarantee or indemnity;

(q)	vary the terms of any key policies for the Company Group;

(r)	resolve that any Company Group Entity be wound up; or

(s)	authorise, commit or agree to take any action referred to in this clause 5.2.

5.3	Permitted acts

Despite anything to the contrary in clause 5.2, prior to Completion, the Company Group may do, or omit to do, anything:

(a)	to reasonably and prudently respond to an emergency or disaster (being a situation giving rise to a risk of personal injury or damage to property);

(b)	which is necessary for a Seller or the Company Group to meet its legal or contractual obligations (including under this Agreement); or

(c)	which has been requested in writing by the Buyer.

5.4	Notification of warranty breaches

Prior to Completion, the Sellers must notify the Buyer in writing within 2 Business Days of becoming aware that a material breach of a Sellers’ Warranty has occurred or is likely, in the opinion of the Sellers (acting reasonably), to occur. The notice must contain details of that breach known to the Sellers that are reasonably sufficient to allow the Buyer to consider the effect of the breach on the Company Group.

11
Share Sale and Purchase Agreement

5.5	Supervised access to the Business prior to Completion

(a)	The Sellers must allow the Buyer and a reasonable number of nominated representatives of the Buyer supervised access to the Business (including the assets, monthly management accounts, records and personnel of the Business) as may be reasonably requested by the Buyer before Completion (such access and times to be agreed between the Buyer and the Sellers acting reasonably), provided always that:

(i)	the Buyer obtains the prior permission of the Sellers (which must not be unreasonably withheld, delayed or conditioned); and

(ii)	the access is with designated Personnel of the Buyer approved by the Sellers (such approval not to be unreasonably withheld, delayed or conditioned).

(b)	The Buyer must ensure that any access under clause 5.5(a) is exercised and conducted in such manner as to avoid disruption to the conduct of the Business and the activities and operations of the Company Group and its Personnel.

5.6	Changes to Company Group officers

At least 5 Business Days prior to Completion, the Buyer must notify the Sellers of each person who will be appointed as a director and/or secretary and/or public officer of each Company Group Entity from Completion.

5.7	Repayment of Inter-company Payables and Inter-company Receivables

The Sellers must ensure that, immediately prior to Completion:

(a)	the Company repays all Inter-company Payables; and

(b)	all Inter-company Receivables are paid to the Company.

5.8	Insurance

Until Completion, the Sellers must procure that the Company maintains the Insurance Policies.

6	Completion

6.1	Time and location of Completion

Completion will take place electronically at 11:00am (Melbourne time) on the Completion Date or at such other place, date and time as the Sellers and the Buyer may agree in writing.

6.2	Completion

(a)	On or before Completion, each Party must carry out the Completion Steps which it is obliged to carry out it in accordance with Schedule 4.

(b)	Completion is taken to have occurred when each Party has performed all its obligations under this clause 6.2 and Schedule 4. However, a Party may not delay Completion on the basis of that Party’s own failure to comply with any such obligation.

6.3	Obligations interdependent

(a)	The transactions provided for in clause 6.2 and Schedule 4 are interdependent and are to be carried out contemporaneously.

(b)	No delivery, payment or other event referred to in clause 6.2 or Schedule 4 will be regarded as having been made or occurred until all deliveries and payments have been made and all other specified events have occurred.

12
Share Sale and Purchase Agreement

7	Post Completion matters

7.1	Conduct until the Sale Shares are registered

After Completion and until the Sale Shares are registered in the name of the Buyer, the Sellers must:

(a)	convene and attend a general meeting of the Company; and

(b)	vote at general meetings and take all other action in the capacity of the registered holder of the Sale Shares which are not inconsistent with the terms of this Agreement,

as the Buyer may lawfully require from time to time by notice in writing to the Sellers.

7.2	ASIC, ASX, Nasdaq and Governmental Agency notification

The Buyer must ensure that ASIC and any relevant Governmental Agencies are notified, in the prescribed form, within the applicable prescribed period after Completion (as applicable) of the occurrence of those events under this Agreement that must be notified to them.

7.3	Registration

The Buyer must ensure the transfers of the Sale Shares are registered promptly after Completion.

7.4	Wrong pockets

If the Buyer or a Seller becomes aware that any asset relating to the Business remains under the direct or indirect control of a Seller Group Member following Completion, then the relevant Seller shall promptly transfer or cause to be transferred such asset to the Buyer or the Company (at the Buyer’s sole election) for no additional consideration.

7.5	Licensing

Following Completion, the Buyer will use its best endeavours to grant to George and Lekhram an exclusive licence to use the Non-Pharmaceutical Assets on mutually agreeable terms to be determined following Completion.

7.6	Transfer and assignment of Owned Intellectual Property Rights

As soon as practicable following Completion, but no later than 3 months after Completion, each Seller Group Member and each Company Group Entity must, if required, procure that the legal and beneficial ownership of each Owned Intellectual Property Rights is transferred and assigned to the Company.

8	Sellers’ Warranties

8.1	Sellers’ Warranties

(a)	The Sellers warrant to the Buyer that each Sellers’ Warranty (other than Item 1 and Item 2 in Schedule 5) is true and correct as at the date of this Agreement and at the Completion Date (unless otherwise stated in Schedule 5).

(b)	Each Seller (in respect of itself only) warrants to the Buyer that each Sellers’ Warranty in Item 1 and Item 2 in Schedule 5 is true and correct as at the date of this Agreement and at the Completion Date (unless otherwise stated in Schedule 5).

(c)	Each Sellers’ Warranty is a separate warranty and is in no way limited by any other Sellers’ Warranty and remains in full force and effect following Completion in accordance with its terms.

8.2	Reliance

Each Seller acknowledges that the Buyer has entered into this Agreement and will complete this Agreement in reliance on the Sellers’ Warranties.

13
Share Sale and Purchase Agreement

8.3	Indemnified Loss

The Sellers jointly and severally indemnify the Buyer from all Loss and must pay the Buyer an amount equal to any Loss suffered or incurred by the Buyer in connection with a breach of a Sellers’ Warranty, except to the extent that the Sellers’ Warranty or the Sellers’ liability for the Loss and Claims are excluded, limited or qualified under clause 12.

9	Foreign resident CGT withholding

9.1	Declaration that Sale Shares are not indirect Australian real property interests

For the purposes of section 14-225(2) of Schedule 1 of the TAA 1953, each Sellers declares that, for the period from the date of this Agreement up to and including Completion, the Sale Shares sold by that Seller under this Agreement:

(a)	are membership interests (within the meaning of the ITAA 1997); and

(b)	are not indirect Australian real property interests (within the meaning provided by section 855-25 of the ITAA 1997).

9.2	Renewal of declaration

Upon request by the Buyer, each Seller must renew its declaration given under clause 9.1 at intervals of up to six (6) months, up to and including Completion.

10	Tax indemnity

10.1	Indemnity

Subject to clause 10.2, the Sellers jointly and severally indemnify and must keep indemnified the Buyer, in their Respective Proportions, for any:

(a)	Tax Liabilities payable or incurred by the Company Group net of any additional or increased tax benefit arising and receivable to the Buyer by reason of such Tax Liabilities;

(b)	loss or reduction of a tax benefit; and

(c)	costs and expenses incurred by or on behalf of the Company Group (including any costs and expenses incurred in connection with any action taken to investigate, dispute, manage, avoid, resist or settle any Tax Liability) to the extent those costs and expenses arise from or relate to any of the matters referred to in clauses 10.1(a) and 10.1(b) (Tax Costs), incurred or arising in respect of any period up to and including Completion incurred or arising as a result of, or in respect of, or by reference to:

(d)	any acts or omissions of, or an event occurring, or deemed for Tax or Duty purposes to occur or have occurred on or before the Completion Date, and which affects a Company Group Entity;

(e)	an action, decision, direction or election made on or before the Completion Date;

(f)	any grouping of the Company Group with any other business or corporation for payroll tax purposes (or similar);

(g)	any income, profits or gains (not falling within clause 10.1(d) above) earned, accrued, derived or received, or deemed for any Tax or Duty purposes to be earned, accrued, derived or received on or before or in respect of any period ending on or before the Completion Date;

(h)	any deductions or losses deducted on or before the Completion Date, or deemed for any Tax or Duty purposes to be deducted, on or before the Completion Date;

14
Share Sale and Purchase Agreement

(i)	any underpayment of any Taxes or Duties by the Company Group where such Taxes or Duty relate to the period on or before the Completion Date; or

(j)	any failure by the Company Group to comply with statutory requirements including failure to provide information or documents to any Governmental Agency where the time or date for compliance with those requirements or the provision of the information or documents occurred or fell on or before the Completion Date.

10.2	Scope of Tax Indemnity

(a)	The Sellers will not be liable to make any payment under this clause 10 in respect of any Tax Liability to the extent that (except in the event of fraud or evasion on the part of a Seller or the Company Group):

(i)	it solely arises as a result of any income derived, loss, outgoing or deductions incurred or activities undertaken, or deemed for Tax or Duty purposes to have been undertaken, after Completion unless arising from an action, decision, direction or election made prior to the Completion Date;

(ii)	it arises as a result of the transactions contemplated by this Agreement;

(iii)	to the extent an amount has been recovered by the Company Group in respect of the same subject matter (net of liabilities incurred in making that recovery).

(b)	The Buyer may not make a Claim under clause 10.1 to the extent the Sellers have compensated the Company Group for the subject matter of that Claim.

(c)	The Sellers are not liable for any Tax Claim, and the Buyer must not bring any Tax Claim, to the extent that:

(i)	the Claim arises from, or is increased as a result of, the Company Group joining a consolidated group for Tax purposes on or after Completion;

(ii)	the Tax or Duty the subject of the Claim would not have arisen but for any change in the accounting policy or practice of the Company Group after Completion; or

(iii)	the Tax or Duty the subject of the Claim arises out of the cessation or alteration of the Business after Completion, unless arising from an action, decision or election made prior to the Completion Date.

10.3	Payment of Tax Liabilities

Where a Claim under the Tax Indemnity involves an actual payment of Tax or Duty by the Company Group:

(a)	the Parties must procure that the Company Group pays the relevant Tax or Duty by the date on which the Tax or Duty in question is due to be paid to the relevant Tax Authority; and

(b)	where it is finally agreed by the Parties or determined by judicial determination that the Sellers are liable to make a payment under the Tax Indemnity in respect of the amount of Tax or Duty referred to in clause 10.1(a), the Sellers must pay the amount agreed or determined to the Buyer within 10 Business Days of the final agreement or determination of the Sellers’ liability.

10.4	Tax effect of Claims

If a Party (Payer) is liable to pay an amount to another Party (Payment Recipient) in respect of a Claim and that payment is treated as income under Tax Law such that the payment increases the income Tax payable by the Payment Recipient under Tax Law, then the payment must be grossed- up by such amount as is necessary to ensure that the net amount retained by the Payment Recipient after deduction of Tax or payment of the increased income Tax equals the amount the Payment Recipient would have retained had the Tax or increased income Tax not been payable.

15
Share Sale and Purchase Agreement

11	Specific Indemnity

(a)	The Sellers jointly and severally indemnify and must keep indemnified the Buyer and each member of the Buyer Group, in their Respective Proportions, from all Claims suffered or incurred by or made against a member of the Buyer Group or the Company Group arising as a result of, or in respect of, any liability incurred by any Company Group Entity arising in relation to or in connection with the Company Group Entity’s failure to comply with any of its obligations arising under law, equity or statute in respect of the Owned Intellectual Property Rights in the period before the Completion Date.

(b)	The Sellers acknowledge that the benefit of this clause 11 is held by the Buyer on trust for the Buyer Group and is able to be enforced by the Buyer against the Sellers or any one of them on behalf of each member of the Buyer Group.

12	Limitation of liability

12.1	Exclusion of liability

To the maximum extent permitted by law:

(a)	all terms, conditions, warranties, indemnities and statements (whether express, implied, written, oral, collateral, statutory or otherwise) which are not expressly set out in this Agreement are excluded; and

(b)	the Buyer must not make any Claim under or in connection with this Agreement unless it is based solely on and limited to the express provisions of this Agreement.

12.2	Buyer acknowledgements

The Buyer acknowledges and agrees that:

(a)	it has received independent and professional advice (including legal, accounting, tax and financial advice) concerning this Agreement and has satisfied itself about anything arising from that advice; and

(b)	it has had the opportunity to conduct a Due Diligence Investigation and has satisfied itself of the results of that investigation.

12.3	Maximum aggregate amount

The maximum aggregate amount that the Buyer may recover from the Sellers (whether by way of damages or otherwise) for a Claim is an amount equal to the aggregate issue price of the Subscription Shares.

12.4	Threshold limit

(a)	Other than in respect of a Title and Capacity Warranty Claim, a Tax Claim or a Specific Indemnity Claim, the Sellers are not liable to make any payment (whether by way of damages or otherwise) for any Claim under or pursuant to this Agreement:

(i)	unless the amount of each Claim exceeds $10,000; and

(ii)	until the aggregate of the amount in clause 12.4(a)(i) for those Claims exceeds $50,000 in which event the Sellers are liable for the whole of that amount, not merely the excess.

(b)	In respect of a Title and Capacity Warranty Claim, a Tax Claim or a Specific Indemnity Claim, the Sellers are not liable to make any payment (whether by way of damages or otherwise) under or pursuant to this Agreement until the aggregate of the amount for those Claims exceeds $5,000 in which event the Sellers are liable for the whole of that amount, not merely the excess.

16
Share Sale and Purchase Agreement

12.5	Double recovery

To the extent that the Buyer or the Company Group (as applicable) has recovered an amount:

(a)	under the Tax Indemnity in respect of a matter that is also the subject matter of a Sellers’ Warranty, the Buyer is not entitled to recover that amount in respect of a breach of that Sellers’ Warranty; or

(b)	for a breach of a Sellers’ Warranty, the Buyer is not entitled to recover that amount under the Tax Indemnity.

12.6	Time limits

Despite any other provision of this Agreement, the Sellers are not liable to make any payment (whether by way of damages or otherwise) for any Claims in respect of this Agreement or the transactions contemplated under this Agreement unless:

(a)	in relation to a Tax Claim or a Title and Capacity Warranty Claim or a Specific Indemnity Claim, notice is given by the Buyer to the Sellers before the date that is 7 years after the Completion Date;

(b)	in relation to any Claim by the Buyer however arising other than a Specific Indemnity Claim, a Tax Claim or a Title and Capacity Warranty Claim, notice is given by the Buyer to the Sellers before the date that is 3 years after the Completion Date.

12.7	Later recovery

After the Sellers have made any payment to the Buyer or the Company Group (as the case may be) for any Claim by the Buyer in respect of this Agreement or the transactions contemplated under this Agreement, if the Buyer receives any benefit or credit, including a reduction or refund of Tax, including by claiming an indemnity against or otherwise recovering from a person other than the Sellers, in respect of any Loss arising in connection with such Claim (including payment under any insurance policy), the Buyer must immediately repay to the Sellers an amount corresponding to the amount of the payment or (if less) the amount of the benefit or credit (net of all costs of recovery).

12.8	Additional Limits on Buyer Claim

The Buyer is not entitled to make any Claim in respect of this Agreement or the transactions contemplated under this Agreement to the extent that:

(a)	the Claim would not have arisen but for:

(i)	the enactment or amendment of any legislation or regulations;

(ii)	a change in the judicial or administrative interpretation of the law;

(iii)	a change in the practice or policy (including any change in any public ruling or new interpretation by a Tax Authority) of any Governmental Agency, or

(iv)	a change in any accounting policy or practice of a Company Group Entity that applied before the Completion Date,

after the date of this Agreement, and this is so whether or not the change purports to be effective retrospectively in whole or in part;

(b)	the Claim has arisen directly as a result of any act or omission after Completion by or on behalf of the Buyer or a Company Group Entity;

(c)	the Claim has arisen as a result of any act or omission by or on behalf of the Sellers where the Buyer has directed that act or omission;

(d)	the Claim arises out of a cessation of the Business after the Completion Date; or

(e)	the Loss does not flow directly or arise naturally from the relevant breach irrespective of whether that type of loss may foreseeably arise.

17
Share Sale and Purchase Agreement

12.9	Scope of limitation of liability clause

The limitations in this clause 12 do not apply in the event of fraud, wilful concealment or wilful misconduct or gross negligence by or on behalf of a Seller.

12.10	Independent limitations

Each limitation in this clause 12 is independent and not limited by any other qualification or limitation.

13	Procedure for dealing with Claims

13.1	Notice of Claims

(a)	In respect of any Claim by the Buyer against the Sellers in respect of this Agreement or the transactions contemplated under this Agreement, the Buyer must:

(i)	give written notice of the Claim to the Sellers within 90 days of the Buyer becoming aware of the existence of the Claim; and

(ii)	include sufficient details in the notice to the extent known by the Buyer including:

(A)	all details if applicable, of any other Claims which together with the Claim give rise to the applicable thresholds set out in clause 12.3 and clause 12.4;

(B)	if applicable, details of the Third Party Claim; and

(C)	the nature of the Claim and the Buyer’s estimate of the Loss suffered.

(b)	The Buyer and the Sellers must also, on an ongoing basis, keep each other reasonably informed of material developments of which they become aware in relation to the matter.

(c)	The Buyer may not make a Claim if it fails to comply with clause 13.1(a).

13.2	Third Party Claims

(a)	Following receipt of a notice under clause 13.1 which involves a Third Party Claim, the Sellers may, by notice in writing from the Sellers to the Buyer following acceptance of the Claim, assume the conduct of the defence of the Third Party Claim (or any part of the Third Party Claim).

(b)	Where a Third Party Claim is brought solely against a member of the Buyer Group (other than the Company Group), or part of a Third Party Claim is brought solely against a member of the Buyer Group (other than the Company Group), the Sellers will not be entitled to assume the conduct of the defence of the Third Party Claim or the relevant part of the Third Party Claim. For the avoidance of doubt, where the Sellers are not entitled to assume conduct of part of a Third Party Claim on the basis that it is brought solely against a member of the Buyer Group (other than the Company Group), they will remain entitled to assume conduct of all other parts of the Third Party Claim.

(c)	The Buyer must not:

(i)	accept, compromise or pay;

(ii)	agree to arbitrate, compromise or settle; or

(iii)	make any admission or take any action in relation to,

a Third Party Claim which may lead to liability on the part of the Sellers under a Claim without the prior written approval of the Sellers in respect of any Third Party Claim (or any part of a Third Party Claim) which may not be unreasonably withheld or delayed.

18
Share Sale and Purchase Agreement

(d)	Following acceptance of the Claim the Buyer must take any action and provide any assistance the Sellers reasonably require (at the Sellers’ cost or expense) to avoid, contest, compromise or defend any Third Party Claim (or any part of any Third Party Claim), demand or legal proceedings which may lead to liability on the part of the Sellers under any Third Party Claim (or any part of any Third Party Claim), including providing witnesses and documentary or other evidence and allowing the Sellers and their Personnel to inspect and take copies of all relevant documents, records and accounts.

(e)	If the Sellers do not assume conduct of the defence of the Third Party Claim (or any part of the Third Party Claim) under this clause 13, the Buyer must ensure that it, or the member of the Company Group which conducts the Third Party Claim (or that part of the Third Party Claim not assumed by the Sellers) on the Buyer’s behalf:

(i)	acts in good faith;

(ii)	keep the Sellers reasonably informed of developments in relation to defence of the Third Party Claim (or that part of the Third Party Claim not assumed by the Sellers);

(iii)	uses best endeavours to promptly notify the Sellers about contemplated steps by or on behalf of the Buyer;

(iv)	provides the Sellers with copies of all material documents in relation to the defence of the Third Party Claim (or that part of the Third Party Claim not assumed by Sellers), except to the extent any such documents are in the reasonable opinion of the Buyer subject to legal professional privilege which would be waived by disclosure to the Sellers; and

(v)	acts reasonably in the circumstances, including, having regard to the likelihood of success.

14	Buyer Warranties

14.1	Buyer Warranties

The Buyer warrants to the Sellers that each Buyer Warranty is true and correct at the date of this Agreement and immediately before Completion. Each Buyer Warranty is a separate warranty in no way limited by any other Buyer Warranty. The Buyer acknowledges that the Sellers have entered into this Agreement in reliance on the Buyer Warranties.

14.2	Buyer indemnity

The Buyer indemnifies the Sellers against all Liability arising from or connected with a breach of any Buyer Warranty.

15	Goods and Services Tax

15.1	Definitions

In this clause 15:

(a)	words used in this clause which have a particular meaning in the GST Law have the same meaning, unless the context otherwise requires;

(b)	any reference to GST payable by a Party includes any corresponding GST payable by the representative member of any GST group of which that Party is a member; and

(c)	if the GST Law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply is attributable, such part of the supply is to be treated as a separate supply.

19
Share Sale and Purchase Agreement

15.2	Input Taxed

(a)	The Parties agree that the Supply of Sale Shares under this Agreement is a Financial Supply by the Sellers to the Buyer.

(b)	Unless GST is expressly included, any payment expressed to be payable under any other clause for any supply made under or in connection with this Agreement does not include GST.

15.3	Gross up for GST if the supply is not Input Taxed

(a)	The Buyer acknowledges that the Total Consideration agreed under this Agreement has been agreed on the basis that the supply of the Sale Shares is an Input Taxed Supply under the GST Act.

(b)	Subject to clause 15.3(c), if for any reason GST is or becomes payable by the Supplier on a taxable supply under this Agreement, the Recipient must pay an additional amount to the Supplier, as applicable, on account of the GST payable by the Supplier on that Supply (GST Amount).

(c)	Payment of the GST Amount pursuant to clause 15.3(b) is subject to the Supplier first providing a Tax Invoice to the Recipient and to the extent the Supplier holds them, copies of all correspondence with the Australian Taxation Office (including notices of assessments) confirming that GST is payable.

(d)	The Recipient will pay the GST amount to the Supplier at the same time as the consideration for the Supply is paid to the Supplier unless the payment of GST refers to a Supply that had already been paid for by the time the GST liability on that Supply is known in which case the Recipient will pay the GST amount to the Supplier within 30 days after the GST liability is known.

(e)	To the extent that any Supply made under or in connection with this Agreement is a taxable Supply, the GST exclusive consideration otherwise payable for that Supply is increased by an amount equal to that consideration multiplied by the rate at which GST is imposed in respect of the Supply, and is payable at the same time as the consideration for the Supply is payable (provided that a tax invoice in respect of the Supply has been received by the relevant party prior to the time at which the consideration for the Supply is payable).

15.4	Parties’ obligations to provide documentation

Each Party agrees to do all things, including providing tax invoices and other documentation, that may be necessary or desirable to enable or assist each other Party to claim any input tax credit, adjustment or refund in relation to any amount of GST paid or payable in respect of any supply made under or in connection with this Agreement.

15.5	Payment by reimbursement or indemnity

If a payment to a Party under this Agreement is a payment by way of reimbursement or indemnity and is calculated by reference to the GST inclusive amount of a loss, cost or expense incurred by that Party, then the payment is to be reduced by the amount of any input tax credit to which that Party is entitled in respect of that loss, cost or expense before any adjustment is made for GST pursuant to clause 15.3.

16	Confidentiality

16.1	General obligation

(a)	Subject to clause 16.1(b), each Party must keep confidential:

(i)	the existence and terms of this Agreement (and any draft of this Agreement); and

(ii)	all negotiations in connection with it and the transactions contemplated by it, and must ensure that their respective Personnel do likewise.

20
Share Sale and Purchase Agreement

(b)	A Party may disclose information:

(i)	to its Related Bodies Corporate and its and their officers and employees and respective professional advisers who need to know the information and who are under an obligation to keep it confidential;

(ii)	to a person whose consent is needed in connection with this Agreement if the party seeking consent gets the consenting person to agree to keep the information confidential (and then only to the extent that the consenting person needs to know the information in order to decide whether to consent);

(iii)	if that information is in the public domain (other than because the party has disclosed it in breach of this clause);

(iv)	if the Party lawfully had the information before it was disclosed to them in connection with this Agreement;

(v)	with the consent of each other Party in writing;

(vi)	in connection with legal or other proceedings relating to this Agreement;

(vii)	if compelled by law or by an authority such as a Governmental Agency, court, tribunal or stock exchange; or

(viii)	if this Agreement expressly requires or permits a Party to disclose information.

(c)	A Party disclosing under clause 16.1(b)(vii) and clause 16.1(b)(viii) must, as far as practical, consult with each other Party beforehand as to the content and timing of the disclosure.

16.2	Confidentiality obligations of Buyer

Subject to any disclosure which is permitted under clause 16.1:

(a)	until Completion, the Buyer must and must ensure that its Personnel keep confidential and do not use any confidential information relating to the Business or the Company Group; and

(b)	if this Agreement is terminated for any reason before Completion then:

(i)	subject to any applicable law, the Buyer must, on demand, return or delete all confidential information in its possession relating to the Business and the Company Group;

(ii)	the Buyer must itself and must procure that its Personnel maintain the confidentiality of all confidential information relating to the Business and the Company Group in their possession or under their control, and such obligation shall continue after termination of this Agreement in accordance with clause 16.4; and

(iii)	the Buyer may not itself and must procure that its Personnel do not make any use, whether directly or indirectly or howsoever, of any confidential information relating to the Business and the Company Group in their possession or under their control, and such obligation will continue after termination of this Agreement in accordance with clause 16.4.

16.3	Agreement on press announcements

(a)	Except as may be required by law or to meet the requirements of any securities exchange or other financial market for continuous disclosure or periodic reporting purposes, no Party will make any public or press announcement or statement concerning this Agreement or Completion without the prior written approval of the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

(b)	If the Buyer is intending to make any public or press announcement or statement concerning this Agreement and the transactions contemplated by it, then the Parties must use reasonable endeavours to agree at or before Completion on the form of any such announcement or statement that the Buyer will make.

21
Share Sale and Purchase Agreement

16.4	Continuing obligation

This clause 16 continues to bind the Parties after Completion and after the Parties’ other obligations under this Agreement terminate.

16.5	Confidentiality obligations of Sellers

Following Completion, the Sellers must and must ensure that their Personnel keep confidential, do not disclose to any person, and do not use any confidential information relating to the Business or the Company Group.

17	Restraint

17.1	Restraint

Each Seller (in respect of itself only) and each Restrained Individual (in respect of himself only) agrees that it/he/she will not and will procure that each of its Related Bodies Corporate and Related Entities do not, directly or indirectly, on their own account, or for or on behalf of or through any person or entity, do any of the following in the Restraint Area or during the Restraint Period:

(a)	carry on, participate in, assist in or otherwise be directly or indirectly involved in as a director, consultant, adviser, contractor, principal, manager, employee, partner, associate, or financier of, any business or venture which is the same as, substantially similar to or competitive with the Business;

(b)	solicit, canvass, induce, entice away or encourage any person or entity known to it to leave their employment or engagement with the Company Group;

(c)	solicit, canvass, approach or accept any approach from any person or entity who was at any time during the immediately preceding 12 months a customer or supplier of the Company Group, with a view to establishing a relationship with or obtaining the custom of that person or entity; or

(d)	interfere or seek to interfere with the relationship between the Company Group and its clients, customers, employees or suppliers in the conduct of the Business.

17.2	Acknowledgements

(a)	The Parties acknowledge that:

(i)	the restraints contained in this clause 17.1(a), resulting from each combination of Restraint Area and Restraint Period and each sub-paragraph in clause 17.1(a), are separate, distinct and several;

(ii)	each obligation created by clause 17.1(a), as construed according to this clause 17, is severable from any other such obligation and, if held to be unenforceable, does not affect the enforceability of any other such obligation which would otherwise remain;

(iii)	this clause 17 confers a benefit on the Buyer which is no more than that which is reasonably and necessarily required by the Parties for the maintenance and protection of the goodwill of the Business; and

(iv)	it is the intention of the Parties that all combinations of such prohibitions and restrictions will apply and be enforceable and that only those which a court, in exercising its discretion, may hold to be an unreasonable restraint of trade will be severed.

(b)	The Parties acknowledge and agree that damages would not be an adequate remedy for any breach of the restraints contained in this clause 17 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of this clause.

(c)	A Seller or a Restrained Individual will not be in breach of clauses 17.1 or 17.2:

(i)	if they have an interest in IHL Shares;

(ii)	if they have an interest in securities which are listed on a recognised securities exchange or financial market, so long as the interest in the securities is less than 5% of the voting rights (if any) attaching to the issued securities of that class; or

(iii)	when performing any employment agreement or contracting arrangement for the Company Group; or

(iv)	when undertaking any act required or anticipated by this Agreement, or any act otherwise undertaken with the prior written consent of the Buyer.

22
Share Sale and Purchase Agreement

18	Continuing obligations

18.1	No merger

The rights and obligations of the Parties (including in relation to warranties, undertakings and indemnities) do not merge on the completion of any transaction contemplated by this Agreement. They also survive the execution and delivery of any conveyance, assignment, transfer or other document entered into for the purpose of implementing any transaction contemplated by this Agreement.

18.2	Survival

Any term by its nature intended to survive termination of this Agreement survives termination of this Agreement.

19	Notices

19.1	Notices

(a)	A notice under this Agreement must be in writing and signed by or on behalf of the sender addressed to the recipient and:

(i)	delivered by personal service;

(ii)	sent by pre-paid mail; or

(iii)	transmitted by e-mail,

to the recipient’s address set out in this Agreement.

(b)	A notice given to a person in accordance with this clause is treated as having been given and received:

(i)	if delivered in person, on the day of delivery;

(ii)	if sent by pre-paid mail within Australia, on the third Business Day after posting;

(iii)	if sent by pre-paid airmail to an address outside Australia or from outside Australia, on the fifth Business Day (at the address to which it is posted) after posting; and

(iv)	if transmitted by email, on the day of transmission, provided that the sender does not receive an automated notice generated by the sender’s or the recipient’s email server that the email was not delivered.

(c)	A Party may change its address for service by giving notice of that change to each other Party.

(d)	The provisions of this clause 19.1 are in addition to any other mode of service permitted by law.

23
Share Sale and Purchase Agreement

(e)	If a notice is sent by any method other than pre-paid mail, and that notice is received:

(i)	on a day which is not a Business Day; or

(ii)	after 5:00pm on a Business Day,

that notice is deemed to be received at 9am on the next Business Day.

(f)	A notice sent or delivered in a manner provided by clause 19.1 must be treated as validly given to and received by the Party to which it is addressed even if the addressee has been liquidated or deregistered or is absent from the place at which the notice is delivered or to which it is sent.

(g)	If the Party to which a notice is intended to be given consists of more than 1 person then the Notice must be treated as given to that Party if given to any of those persons.

19.2	Sellers’ and Restrained Individual’s address

The Sellers’ and Restrained Individual’s address for service and email address are:

Name:	George Anastassov

Email address:
Address:
Copy to:	APIRx Pharmaceuticals, LLC

Name:	Prasch B.V. and Lekhram Changoer

Attention:	Lekhram Changoer
Email address:
Address:
Copy to:	Prasch B.V.
APIRx Pharmaceuticals Holding BV

Name:	Eric Kim

Email address:
Address:	Copy to: APIRx Pharmaceuticals, LLC

19.3	Buyer’s address

The Buyer’s address for service and email address are:

Name:	Incannex Healthcare Limited ACN 096 635 246

Attention:	Joel Latham, Managing Director
Email address:
Address:
Copy to:	Thomson Geer
Attention: David Schiavello
Email:

24
Share Sale and Purchase Agreement

20	General

20.1	Costs

(a)	Each Party will be responsible for its own costs and expenses of and in connection with and incidental to the preparation and carrying into effect of this Agreement and for the preparation of any document contemplated under the terms of this Agreement.

(b)	Any Duty or other taxes of a similar nature (including fines, penalties and interest) in connection with this Agreement or any transaction contemplated by this Agreement, must be paid by the Buyer.

20.2	Governing law and jurisdiction

(a)	This Agreement is governed by and is to be construed in accordance with the laws applicable in Victoria, Australia.

(b)	Each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

20.3	Severability

If a provision of this Agreement is illegal or unenforceable in any relevant jurisdiction, it may be severed for the purposes of that jurisdiction without affecting the enforceability of the other provisions of this Agreement.

20.4	Further assurance

Each Party must promptly do whatever any other Parties reasonably require of it to give effect to this Agreement and to perform its obligations under it.

20.5	Consents

Except as expressly stated otherwise in this Agreement, a Party may conditionally or unconditionally give or withhold consent to be given under this Agreement and is not obliged to give reasons for doing so.

20.6	Rights, powers and remedies

(a)	Except as expressly stated otherwise in this Agreement, the rights of a Party under this Agreement are cumulative and are in addition to any other rights of that Party.

(b)	A Party’s failure or delay to exercise a right, power or remedy does not operate as a waiver of that right, power or remedy.

(c)	A single or partial exercise or waiver by a Party of a right relating to this Agreement does not prevent any other exercise of that right or the exercise of any other right.

25
Share Sale and Purchase Agreement

(d)	Except as expressly stated otherwise in this Agreement, a Party may exercise a right, power or remedy (including giving or withholding its approval or consent) entirely at its discretion (including by imposing conditions).

(e)	In exercising, or deciding not to exercise, a right, power or remedy, a Party is not required to take into account any adverse effect on another Party.

(f)	Each Party agrees to comply with the conditions of any approval, consent or waiver given by another Party.

(g)	Waiver of a right, power or remedy is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

(h)	A Party is not liable for any loss, cost or expense of any other Party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

20.7	Amendment

This Agreement may only be varied or replaced by a document executed by the Parties.

20.8	Assignment

(a)	A Party must not assign, subject to clause 20.8(b), create or allow to exist any Third Party interest over or deal with, any right under this Agreement without the prior written consent of the other Parties.

(b)	The parties acknowledge and agree that the Buyer may grant a security interest in respect of this Agreement in favour of its financier, the Commonwealth Bank of Australia.

(c)	Any purported dealing in breach of clause 20.8 is ineffective.

20.9	Counterparts

This Agreement may consist of a number of counterparts and, if so, the counterparts taken together constitute one agreement. Delivery of an image of an executed counterpart of this Agreement by PDF file (portable document format file) shall be as effective as delivery of a physically executed counterpart of this Agreement.

20.10	Entire understanding

(a)	This Agreement contains the entire understanding between the Parties as to the subject matter of this Agreement.

(b)	All previous negotiations, understandings, representations, warranties, memoranda or commitments concerning the subject matter of this Agreement are merged in and superseded by this Agreement and are of no effect. No Party is liable to any other in respect of those matters.

(c)	No oral explanation or information provided by any Party to another:

(i)	affects the meaning or interpretation of this Agreement; or

(ii)	constitutes any collateral agreement, warranty or understanding between any of the Parties.

20.11	Execution by attorney

Where this Agreement is executed by an attorney, that attorney, by executing, declares that it has no notice of revocation, termination or suspension of the power of attorney under which it executes this Agreement.

20.12	Time of the essence

(a)	Time is of the essence of this Agreement.

(b)	If the Parties agree to vary a time requirement (including in this Agreement), the time requirement so varied is of the essence of this Agreement.

(c)	An agreement to vary a time requirement set out in this Agreement must be in writing.

26
Share Sale and Purchase Agreement

Schedule 1

Sellers’ Details

Sellers	Number of Sale Shares (legal interest)	Number of Sale Shares (beneficial interest)	Respective Proportion	Details
(Column 1)	(Column 2)	(Column 3)	(Column 4)	(Column 5)
Prasch B.V. (RSIN: 818249377 and establishment number: 00001385084 9)	104,687,500	95,937,500	46%	Address: Attention: Lekhram changoer Email address:
George E. Anastassov	104,687,500	95,937,500	46%	Address: Attention: George E. Anastassov Email address:
Eric Kim	0	17,500,000	8%	Address: Attention: Eric Kim Email address:
Total	209,375,000	209,375,000	100%	-

27
Share Sale and Purchase Agreement

Schedule 2

Group details

1	Company

Company name	APIRx Pharmaceutical USA, LLC
Previous names	None
Registered office
Date of registration	9 January 2019
State of registration	Delaware
Share capital	209,375,000 shares
Shareholders	Prasch B.V. (RSIN: 818249377 and establishment number: 000013850849) George Anastassov Eric Kim
Directors	George Anastassov & Lekhram Changoer
Secretary	Eric Kim
Public Officer	George Anastassov

2	Subsidiaries

2.1	APIRx Pharmaceuticals B.V.

Company name	APIRx Pharmaceuticals BV
Previous names	None
RSIN	859123066
Establishment Number	000040584488
Registered office
Date of registration	31 August 2018
State of registration	IJsselstein, The Netherlands
Share capital	100 common shares
Shareholder	APIRx Pharmaceuticals Holding BV
Directors	Lekhram Changoer & George Anastassov
Secretary	Eric Kim
Public Officer	Lekhram Changoer

28
Share Sale and Purchase Agreement

2.2	APIRx Pharmaceuticals Holdings B.V.

Company name	APIRx Pharmaceuticals Holding BV
RSIN	859121872
Establishment Number	000040581861
Registration number	72474386
Registered office
Date of registration	31 August 2018
Country of registration	The Netherlands
Share capital	100 common shares 2 priority shares
Shareholders	Prasch BV (30228278) George Anastassov
Directors	Lekhram Changoer & George Anastassov
Secretary	Eric Kim

29
Share Sale and Purchase Agreement

Schedule 3

Conditions

Completion is conditional upon and will not proceed unless prior to the Completion Date:

1	(Escrow Deed) Each of the Sellers enters into an Escrow Deed in respect of the Subscription Shares held by them.

2	(Due Diligence Investigation) The Buyer confirming that it has had the opportunity to conduct a Due Diligence Investigation and it is satisfied with the results of that investigation.

3	(Buyer shareholder approval) The Buyer’s shareholders approve the issue of the Subscription Shares to the Sellers, in accordance with ASX Listing Rule 7.1.

4	(Approvals and consents) The Buyer obtaining any approvals or consents required in connection with the transactions described in this Agreement (including for the avoidance of any doubt any government, regulatory (including ASX, ASIC and Nasdaq).

5	(Acquisition) The Company has completed its acquisition of:

(a)	the entire issued share capital of APIRx Pharmaceuticals B.V and APIRx Pharmaceuticals Limited; and

(b)	all of the pharmaceutical and non-pharmaceutical assets of APIRx Pharmaceuticals B.V and APIRx Pharmaceuticals Limited.

6	(Foreign resident CGT withholding) Each of the Sellers has complied with the most recent request (if any) made by the Buyer to that Seller pursuant to clause 9.2.

30
Share Sale and Purchase Agreement

Schedule 4

Completion Steps

1	Sellers’ Completion obligations

1.1	Seller’s delivery obligations

At Completion, the Sellers must deliver to the Buyer:

(a)	(Evidence of Sale Shares being Encumbrance free) evidence that at Completion, all of the Sale Shares are or will be free of Encumbrances, and all of the assets of the Company Group are or will be free of Encumbrances (other than Permitted Encumbrances);

(b)	(Share transfers) all documentation required to formally transfer ownership of the Sale Shares to the Buyer, such documentation having been duly executed by the Sellers (if required);

(c)	(Share certificates) share certificates for the Sale Shares or, where the share certificates cannot be located, a deed poll of indemnity and statutory declaration on terms satisfactory to the Buyer;

(d)	(Certificate) a certificate from the Sellers in a form acceptable to the Buyer confirming, as far as the Sellers’ are aware (having made reasonable and diligent enquires as contemplated in clause 1.2(s)), there has been no breach of a Sellers’ Warranty as at the Completion Date;

(e)	(Bank account) such documents reasonably required by the Buyer to cause the revocation with effect from Completion of all bank accounts of the Company Group;

(f)	(Termination of Shareholders Agreement) a deed of termination of the Shareholders Agreement duly executed by all persons that are party to it in a form acceptable to the Buyer (acting reasonably);

(g)	(Power of attorney) any power of attorney or other authority under which the transfers of the Sale Shares are executed;

(h)	(Records) the Records, including the corporate registers (including any common seals) and constitutions of each Company Group Entity, by making them available to the Buyer at the offices where they are usually retained, other than the corporate register of each Company Group Entity which must be delivered at Completion.

1.2	Completion meetings

At Completion, the Sellers must ensure that the directors of each Company Group Entity pass written resolutions resolving, as applicable:

(a)	to register the transfer of the Sale Shares in the register of members of the Company;

(b)	to cancel the existing share certificates for the Sale Shares and issue a new share certificate in the name of the Buyer for the Sale Shares;

(c)	to appoint as directors, secretary and public officer of the relevant Company Group Entities those persons nominated by the Buyer under clause 5.6, subject to those persons providing their written consent;

(d)	to accept the resignations set out in paragraph Error! Reference source not found. of this Schedule 4, subject to such persons providing their written resignation to act as officers;

(e)	to transfer the registered office of the relevant Company Group Entity to the address nominated by the Buyer;

31
Share Sale and Purchase Agreement

(f)	if required by the Buyer, to revoke all existing banking authorities given by the relevant Company Group Entity (including authorities to operate bank accounts over the internet); and

(g)	to revoke all existing powers of attorney or other authorities granted by the relevant Company Group Entity.

2	Buyer’s Completion obligations

2.1	Buyer’s delivery obligations

At Completion, the Buyer must:

(a)	execute all documentation required to formally transfer ownership of the Sale Shares from the Sellers to the Buyer (if required); and

(b)	deliver to the Sellers holding statements for the Subscription Shares, duly executed by the Buyer.

2.2	Completion meetings

At Completion, the Buyer must ensure that a written resolution is passed:

(a)	to approve the issue and allotment of the Subscription Shares;

(b)	to appoint George as a director of the Buyer;

(c)	to enter the names of the relevant Sellers in the register of members of the Buyer as the registered holders of the Subscription Shares in their Respective Proportions; and

(d)	issue holding statements in the names of the relevant Sellers for the Subscription Shares.

32
Share Sale and Purchase Agreement

Schedule 5

Sellers’ Warranties

1	The Sellers

(a)	(Power and capacity) Each Seller has complete and unrestricted power and authority to enter into this Agreement and perform its obligations under this Agreement.

(b)	(Binding) This Agreement constitutes valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with its terms.

(c)	(No legal impediment) The execution, delivery and performance by each Seller of this Agreement complies with:

(i)	each law by which it is bound and which would prevent it from entering into and performing its obligations under this Agreement;

(ii)	any instrument to which the Seller is a party or by which the Seller is bound and which is material in the context of the transactions contemplated by this Agreement; or

(iii)	any order, judgment or decree of any court or Governmental Agency to which the Seller is a party or by which it is bound and which is material in the context of the transactions contemplated by this Agreement.

(d)	(Solvency): No:

(i)	Insolvency Event has occurred in respect of a Seller;

(ii)	trustee or other similar person has been or is appointed in relation to all or any undertaking or material asset of a Seller;

(iii)	mortgagee or chargee has taken, attempted or indicated an intention to take, possession of all or any undertaking or material asset of a Seller; and

(iv)	event has taken place with respect to a Seller which would make or deem the Seller to be insolvent under any law applicable to it.

(e)	(No adverse proceedings) No legal proceedings, arbitration, mediation or other dispute resolution process is taking place, pending or threatened, the outcome of which is likely to have a material and adverse effect on the ability of a Seller to perform its obligations under this Agreement.

(f)	(Trust) Where a Seller enters into this Agreement as trustee of a trust it warrants in its capacity as trustee of the trust that:

(i)	in respect of the trust, no action has been taken or is now proposed to be taken to terminate or dissolve the relevant trust; and

(ii)	in respect of the trustee:

(A)	it has full and valid power and authority under the terms of the relevant trust to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

(B)	it has in full force and effect the authorisations necessary for it to enter into this Agreement and perform its obligations under it and allow them to be enforced (including under the relevant trust deed and its constitution (if any));

(C)	it enters into this Agreement and the transactions contemplated by this Agreement for the proper administration of the relevant trust and for the benefit of all the beneficiaries of the relevant trust;

33
Share Sale and Purchase Agreement

(D)	it is the sole trustee of the relevant trust and no action has been taken or is now proposed to be taken to remove it as trustee of the relevant trust;

(E)	it has a right, including after any set off, to be fully indemnified out of the assets of the relevant trust in respect of obligations incurred by it under this Agreement;

(F)	it is not in breach of any of its obligations as trustee of a trust, whether under the trust deed or otherwise; and

(G)	it is not in default under the terms of the relevant trust.

2	Sale Shares

(a)	(Owner of Sale Shares) Each Seller is the registered holder of the Sale Shares set out in Column 2 of the table in Schedule 1 adjacent to its name.

(b)	(No Encumbrances) At Completion, the Sale Shares will be free from any Encumbrance.

(c)	(Valid) The Sale Shares:

(i)	are fully paid;

(ii)	were validly issued; and

(iii)	comprise the whole of the issued capital of the Company.

(d)	(No restrictions) At Completion, there are no restrictions on the transfer of the Sale Shares.

(e)	(No outstanding rights) At Completion, there will be no outstanding options, warrants, rights, calls, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Company is obliged to issue, redeem or repurchase, or any third party is entitled to purchase or otherwise acquire, any shares in the capital of or other securities or interests in the Company.

(f)	(No right to acquire) No person other than the Buyer (in accordance with the terms of this Agreement) has, or will have, any right (including any option or right of first refusal) to acquire any Sale Shares, options, units or any other securities in the capital of the Company or to create or issue any debentures.

3	Status of the Company Group

(a)	(Accurately described) The details of each Company Group Entity as set out in Schedule 2 are accurate.

(b)	(Incorporated) Each Company Group Entity is duly incorporated and validly exists under the law of its place of incorporation.

(c)	(Solvency) No:

(i)	Insolvency Event has occurred in respect of a Company Group Entity;

(ii)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of a Company Group Entity;

(iii)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the court, or other person of similar function has been appointed in relation to all or any material assets of a Company Group Entity;

(iv)	security holder, mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which a Company Group Entity is the security provider, mortgagor or chargor;

34
Share Sale and Purchase Agreement

(v)	event has taken place with respect to a Company Group Entity which would make or deem it to be insolvent under any law applicable to it (including within the meaning of section 95A of the Corporations Act);

(vi)	Company Group Entity is unable to pay its debts as and when they fall due; or

(vii)	Company Group Entity is subject to voluntary administration under any law applicable to it (including Part 5.3A of the Corporations Act).

(d)	(No partnership) None of the Company Group carry on business in partnership with any other person.

(e)	(Register and statutory books) The register of members of each Company Group Entity is accurate and:

(i)	the statutory books and other statutory registers of each Company Group Entity are up to date and comply with applicable statutory requirements; and

(ii)	no person has any right to obtain an order for the rectification of the register of members of a Company Group Entity.

(f)	(No outstanding rights) At Completion, other than as contemplated by this Agreement:

(i)	there will be no outstanding options, warrants, rights, calls, convertible or exchangeable securities or other commitments pursuant to which a Company Group Entity is obliged to issue, redeem or repurchase, or any Third Party is entitled to purchase or otherwise acquire, any Sale Shares in the capital of or other securities or interests in a Company Group Entity; and

(ii)	no person has, or will have, any right (including any option or right of first refusal) to acquire any Sale Shares, options, units or any other securities in the capital of a Company Group Entity.

(g)	(No membership) No Company Group Entity is a member (otherwise than through the holding of share capital) of any corporate or unincorporated body, undertaking or association (other than a trade association) or holds shares in any company.

(h)	(No power of attorney) No Company Group Entity has granted any power of attorney or similar authority which remains in force.

(i)	(Not trustee) No Company Group Entity acts as trustee of any trust or settlement.

4	Financial information

(a)	(Historical financial information) The historical financial information provided to the Buyer in respect of the Company Group is true and correct in all material respects.

(b)	(Status of Accounts) The Accounts:

(i)	comply with all applicable statutory requirements; and

(ii)	give a true and fair view of:

(A)	the financial position and the assets and liabilities of each Company Group Entity as at the Accounts Date; and

(B)	the income, expenses and operational results of each Company Group Entity for the financial period ended on the Accounts Date.

(c)	(Status of Management Accounts) The Management Accounts:

(i)	have been prepared with due care and attention and show an accurate view of the state of affairs, profit and loss and financial position of the Company Group as at and for the period in respect of which, and at the time at which, they have been prepared, but the Buyer acknowledges that they are not audited; and

35
Share Sale and Purchase Agreement

(ii)	have been prepared from the Accounts Date for each month up to and including the month before the Completion Date in a manner consistent with preparations of the Management Accounts before the Accounts Date.

(d)	(Position since the Accounts Date) Since the Accounts Date:

(i)	there has been no Material Adverse Change;

(ii)	each Company Group Entity has carried on the Business in the ordinary course (having regard to the nature of the Business) other than the transactions contemplated under this Agreement and actions taken by each Company Group Entity to mitigate adverse impacts on the Business caused by the COVID-19 economic environment;

(iii)	no dividend, share buyback, capital return, capital reduction or other distribution of capital or income has been or agreed to be declared, made, paid or determined to be payable in respect of the share capital of a Company Group Entity, whether of cash, specific assets or otherwise other than in accordance with this Agreement;

(iv)	no Company Group Entity has incurred any capital expenditure other than in the ordinary course of business and has not entered into any legal or financial commitments to incur any future capital expenditure;

(v)	no Company Group Entity has waived any right or a debt owed to it;

(vi)	no Company Group Entity has granted any Encumbrances over any of its inventory or assets otherwise than in the ordinary course;

(vii)	no Seller nor the Company Group has done, or omitted to do, anything which itself has:

(A)	prejudiced the continuing goodwill of the Business; or

(B)	resulted in any person ceasing or refusing to transact business or contract with any Company Group Entity other than in good faith or to vary in good faith the terms on which such person/entity transacts business with any Company Group Entity;

(viii)	there has been no material adverse change in the assets, liabilities, turnover earnings, financial condition, trading position, affairs or prospects of the Business;

(ix)	no Company Group Entity has incurred or undertaken any actual liabilities or obligations, including Tax, except in the ordinary course of business;

(x)	no Company Group Entity has acquired or disposed of or dealt with any assets, nor has it entered into any agreement or option to acquire or dispose of an assets other than in the normal course of business for full market value;

(xi)	no Company Group Entity has paid or agreed to pay any retiring allowance or superannuation benefit to any of its officers or employees except where the law requires;

(xii)	no Company Group Entity has made any adverse changes to its terms of trade, including price;

(xiii)	no supplier of any Company Group Entity has:

(A)	reduced the level of its supplies to the Company Group Entity; or

(B)	indicated an intention to cease or reduce the volume of its trading with the Company Group Entity after Completion; or

(C)	altered the terms on which it trades with the Company Group Entity;

36
Share Sale and Purchase Agreement

(xiv)	no customer of any Company Group Entity has:

(A)	terminated or has indicated that it may terminate any contract with it;

(B)	reduced the level of its custom with the Company Group Entity as a consequence of a breach by the Company Group Entity of its obligations to any major customer, or any major customer being unwilling to deal with the Company Group Entity as a result of service delivery inadequacies on the part of the Company Group Entity;

(C)	indicated an intention to cease or reduce the volume of its trading with the Company Group Entity after Completion; or

(D)	altered the terms on which it trades with the Company Group Entity;

(xv)	no loans have been made by a Company Group Entity to Employees or Contractors, nor have any advances or loan money been accepted from any Employees or Contractors; and

(xvi)	no resolutions have been passed by the members or directors of any Company Group Entity except in the ordinary and usual course of business of the Company Group Entity and those necessary to give effect to this Agreement.

(e)	(Share capital) All dividends, share buy backs, capital returns, capital reductions or other distributions or profits or assets declared, made or paid by each Company Group Entity in the 3 years preceding Completion has been declared, made and paid (as applicable) in accordance with law and its constituent (or equivalent) documents.

(f)	(No completion bonuses) There are no bonuses or other incentive payments payable by each Company Group Entity to any Employee or Contractor in relation to the transactions contemplated by this Agreement.

5	Information

(a)	The information set out in Schedule 1, Schedule 2 and Schedule 7 is complete and accurate in all material respects and the information disclosed to the Buyer in connection with the Due Diligence Investigation is complete and accurate in all material respects.

(b)	The information disclosed by the Sellers to the Buyer regarding the Company Group and the Business is, in all material respects, complete, reliable, true and accurate in respect of the facts represented in it.

(c)	The Sellers have not disclosed any information to the Buyer regarding the Company Group and the Business that is false or misleading in any material respect.

(d)	The Sellers have disclosed to the Buyer all matters concerning the Company Group and the Business which a prospective buyer in the Buyer’s position would reasonably require for the purpose of making a decision whether the acquire the Sale Shares.

(e)	The Sellers have not intentionally or recklessly omitted to disclose any information which would be likely to affect the Buyer’s decision to purchase the Sale Shares on the terms of this Agreement.

6	Property

(a)	(Leases binding) The Property Lease is registered, legally valid and subsisting.

(b)	(Property Leases) No lessor or lessee under the Property Lease has:

(i)	defaulted in the payment of rent or other moneys;

(ii)	breached any other material obligation;

37
Share Sale and Purchase Agreement

(iii)	served any notice to terminate the relevant Property Lease; or

(iv)	knowingly waived any breach of covenant, obligation or restriction under a lease.

7	Assets

Any assets required to carry on the Business or any assets held in connection with the Business:

(a)	have been Fairly Disclosed to the Buyer;

(b)	are held by the Company Group; and

(c)	are not Encumbered.

8	Compliance with statutory requirements

(a)	(Holds Authorisations) Each Company Group Entity:

(i)	holds all necessary Authorisations for the proper carrying on of the Business; and

(ii)	has complied with the terms of all those Authorisations.

(b)	(Complied with Authorisations) All Authorisations have been complied with and there is no fact or matter which might prejudice the continuance or renewal, or result in the revocation, of any licence or other Authorisation.

(c)	(Applicable laws) The Company Group has complied with all requirements of applicable laws and administrative requirements in Australia or any jurisdiction in which any Company Group Entity develops, manufactures, packages, labels, tests, markets or sells products and services and no contravention or allegation of any contravention of any applicable law or administrative requirement is known to the Company Group or any Seller.

(d)	(Disclosure) The Sellers have Fairly Disclosed to the Buyer:

(i)	all Authorisations necessary for the carrying on of the Business which are material to the conduct of the Business as it is being carried on at Completion;

(ii)	all conditions and notices attaching or applicable to the licences referred to in paragraph 8(d)(i).

(e)	(Notice) No Seller nor any Company Group Entity has received any notice that any Authorisation will be revoked, suspended, modified or will not be renewed.

(f)	No product of the Company Group has been recalled, suspended or discontinued, nor have any Company Group Entities received any written notice, warning letter or other communication from any Governmental Agency that they are not, or any product is not, in compliance with applicable Authorisations, nor have any Company Group Entities received any written notice from any Governmental Agency that it has commenced, or threatened to initiate, any action to withdraw approval, place sales or marketing restrictions on or request the recall of any product, or that it has commenced or threatened to initiate any action to enjoin or place restrictions on the production of any product by a Company Group Entity.

(g)	No officer, employee or agent of the Company Group has made an untrue statement of a material fact or fraudulent statement to any Governmental Agency regarding any product or failed to disclose a material fact required to be disclosed to a Governmental Agency in connection with the Business, in each case in violation of any applicable law.

9	Employees and Contractors

(a)	As at the date provided, the Sellers have provided to the Buyer the full and correct particulars of the Employees and Contractors including their:

(i)	length of service;

38
Share Sale and Purchase Agreement

(ii)	remuneration;

(iii)	annual leave and long service leave entitlements;

(iv)	terms of employment or engagement; and

(v)	superannuation entitlements and payments.

(b)	(Contracts, arrangements and understandings) There are no contracts, arrangements or understandings with Employees or Contractors of the Company Group other than as Fairly Disclosed to the Buyer.

(c)	(Investigations) The Company Group has not been investigated or audited by any regulator in relation to its compliance with workplace laws or instruments within the last 3 years.

(d)	(No commitment) No Company Group Entity has given any commitment (whether legally binding or not) and is not, as at the date of this Agreement, engaged in any negotiations, to increase or supplement any remuneration, compensation or benefit of any Employee or Contractor other than in the ordinary course of business.

(e)	(Industrial action) There is no industrial action on foot, and there is no issue which may lead to industrial action by Employees or any industrial organisation of employees which may disrupt the Business or cause it to incur financial expenditure.

(f)	(Compliance) Each Company Group Entity has complied with all its obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti-discrimination, Tax, superannuation, workers compensation and workplace or industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to Employees and Contractors.

(g)	(Superannuation obligations) Each Company Group Entity has complied with, and until the Completion Date will continue to comply with, all its superannuation related obligations and commitments in relation to the Employees and where applicable, Contractors and former contractors.

(h)	(Membership change) No Company Group Entity has made any contract, arrangement, understanding or representation (whether written or oral) under which one or more employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) if ownership (direct or indirect) of the Company Group Entity changes as a consequence of Completion, or any other change in control of the Company Group Entity.

(i)	(Ability to terminate) All contracts of employment between the Company Group Entity and an Employee and any contracts between a Contractor and the Company Group Entity will be capable of being terminated by the Company Group Entity by giving 5 weeks’ notice or less, subject to applicable law.

(j)	(No obligation) Subject to applicable law, no Company Group Entity is under any obligation to pay any of its current or former directors, officers or employees or contractors or former contractors any amount as compensation for loss of office, or any superannuation payment or gratuities.

(k)	(Claims from Employees) No Claim has been made, and no Company Group Entity has received written notice of any potential claim, by or on behalf of any past or present director, officer, employee or contractor against the Company Group Entity and is not aware of any circumstances which would give rise to a Claim including:

(i)	underpayment of salary, wages, allowances, overtime, bonuses, commissions or other similar entitlements;

(ii)	working conditions or award requirements;

(iii)	contributions to superannuation funds;

39
Share Sale and Purchase Agreement

(iv)	workers compensation claims or common law claims for injury or any kind of disease;

(v)	personal or other leave benefits; or

(vi)	redundancy or severance payments or payments in lieu of notice.

(l)	(Awards and enterprise agreements) There are no awards, enterprise agreements or other instruments made or approved under law which apply to the Employees.

(m)	(Bonus scheme) No Company Group Entity operates a bonus, profit share or employee incentive plan or scheme for its Employees or officers.

(n)	(Injuries) As far as the Sellers are aware, none of the Employees has any existing injury, disability or illness which may adversely affect their ability to perform their normal duties as an Employee in the Business.

(o)	(Entitlement to work in jurisdiction) All Employees and Contractors and their personnel who perform work for the Company Group are entitled to work in the jurisdiction in which they perform their services.

(p)	(No wrong classification) No Contractor engaged by the Company Group is entitled or required to be treated as an employee of the Company Group at law.

(q)	(No notice of dismissal) No Employee is under notice of dismissal or termination.

10	Litigation

(a)	(No proceedings) No Company Group Entity is a party to or involved in any investigation, inquiry, litigation, prosecution, arbitration, mediation or any other form of dispute resolution process, proceeding or administrative or governmental proceedings.

(b)	(No threatened proceedings) There is no litigation, prosecution or arbitration proceedings relating to a Company Group Entity pending, threatened or reasonably likely to arise and the Sellers are not aware of any facts or disputes likely to give rise to any litigation, prosecution or arbitration proceedings relating to the Company Group Entity.

(c)	(Unsatisfied judgments) There are no unsatisfied judgments, awards, Claims or demands against any Company Group Entity.

(d)	(No customer Claims) No Company Group Entity is a party to, the subject of, or involved in any existing, pending or threatened Claims brought by or on behalf of any customers of the Company Group Entity whenever or howsoever arising.

11	Insurance

(a)	(Compliance) Each Company Group Entity has complied with all of the conditions to which the liability of the insurers is subject under the Insurance Policies.

(b)	(No expiry) No Company Group Entity’s Insurance Policies will expire before the Completion Date.

(c)	(Premiums) All premiums in respect of the Insurance Policies which have become due for payment prior to Completion will have been paid prior to the Completion Date.

(d)	(Unpaid claims) There are no individual or related claims made but unpaid under the Insurance Policies and there are no material threatened or pending claims or circumstances existing which could lead to such a claim being made.

(e)	(No notice) No Company Group Entity has been notified by any insurer that it is required or advised to carry out any maintenance, repairs or other works in relation to any of the assets which remain outstanding.

40
Share Sale and Purchase Agreement

(f)	(Adequate insurance) Under the Insurance Policies:

(i)	all of the assets of the Company Group of an insurable nature are insured in amounts representing their full replacement value against fire and other risks normally insured against; and

(ii)	the Company Group is adequately insured for such amounts as would be maintained in accordance with prudent business practice in respect of all risks, whether in relation to damage to property, personal injury, public liability, workers’ compensation, business interruptions insurance or otherwise.

12	Intellectual property

(a)	(Completeness) Schedule 7 contains a complete and accurate list of all Intellectual Property Rights owned, registered or used by the Company Group and all documentation relating to those Intellectual Property Rights has been Fairly Disclosed to the Buyer.

(b)	(Intellectual Property Rights) The Intellectual Property Rights specified in Schedule 7 comprise all of the Intellectual Property Rights necessary to enable the Business to be operated in the ordinary course.

(c)	(Owned IP) The Company Group is, or will be pursuant to clause 7.6, the legal and beneficial owner of the Owned Intellectual Property Rights.

(d)	(Licensed IP) All agreements under which the Company Group has the right to use, but not ownership of, Intellectual Property Rights used in connection with the Business are valid, binding and enforceable and the licensor has not given notice to terminate any of the licenses or intends to do so.

(e)	(No licensing) The Company Group has not licensed or granted any rights in respect of, assigned or otherwise dealt with any of the Owned Intellectual Property Rights to any person.

(f)	(Fees) There are no royalties, licence fees or other similar fees payable by the Company Group in connection with the use of any Intellectual Property Rights.

(g)	(Employees and Contractors) The Company Group has the right, against its Employees and Contractors employed in or engaged in connection with the Business, to claim ownership and title to all the Intellectual Property Rights generated by those persons in the course of, or in connection with, the Business.

(h)	(No breach of IP licences) The Company Group is not in breach of a material term of an Intellectual Property Licence or other agreement relating to the Intellectual Property Rights to which it is a party (whether as licensor or licensee) and, so far as the Sellers are aware, no Third Party is in breach of any such agreement.

(i)	(No third party infringement) The use of the Owned Intellectual Property Rights does not infringe any Intellectual Property Rights of any third party, and the Sellers are not aware of any circumstances which are likely to give rise to any infringement.

(j)	(No unauthorised use) The Sellers are not aware of any unauthorised use by any person of any Intellectual Property Rights or confidential information of the Company Group.

(k)	(No challenge) There is not currently any unresolved challenge, dispute or claim which has been made, or as far as the Sellers are aware, threatened by any person with respect to any of the Intellectual Property Rights used in connection with the Business.

(l)	(Fees) All renewal, application and other fees required for the maintenance of the Owned Intellectual Property Rights that have become due have been paid.

41
Share Sale and Purchase Agreement

13	Taxation

(a)	(Tax and Duty paid) All Tax and Duty of any nature for which the Company Group is liable and which has become due for payment has been duly paid or will be paid as at Completion.

(b)	(Investigations) The Company Group is not involved, nor has been involved within the 4 years prior to Completion, in any audit, investigation by, or any dispute with, any Tax Authority in any jurisdiction responsible for the collection of Tax or Duty, and the Sellers are not aware of any circumstances which may give rise to such an audit, investigation or dispute.

(c)	(Tax obligations) All necessary information, notices, elections, clearances, computations and returns in respect of the Tax or Duty obligations of the Company Group which are required to be lodged or filed prior to the Completion Date have been lodged or filed with the appropriate Tax Authorities in accordance with all applicable laws and within the prescribed times.

(d)	(Information) Any information, notice, computation or return which has been submitted to a relevant authority by the Company Group in respect of any Tax or Duty matter:

(i)	is true, correct and complete;

(ii)	discloses all material facts which should be disclosed under any relevant Tax Law;

(iii)	does not contain any false or misleading statement; and

(iv)	has been made, filed, lodged or submitted on time.

(e)	(Rulings) Any transaction that any Company Group Entity has entered into in reliance on any Ruling has been implemented in the manner disclosed in the application for the Ruling. No Company Group Entity has acted or failed to act in any way which has or might alter, prejudice or infringe any arrangement which has been negotiated with a Tax Authority or any Ruling which has previously been obtained from or issued by a Tax Authority.

(f)	(Tax or Duty deducted and remitted) Each member of the Company Group has properly withheld and paid to the appropriate Government Agency all amounts required to have been withheld and paid in connection with amounts paid or owing, whether on its behalf of as agents, to any to any current or former employees, independent contractors, creditors, equity holders and other third parties and each Company has complied with all reporting and recordkeeping requirements in connection therewith.

(g)	(Limitation periods, etc) No member of the Company Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax or Duty assessment or deficiency.

(h)	(Power of attorney) There are no powers of attorney relating to any Company Group Entity currently in force with respect to any Tax or Duty matter.

(i)	(Arm’s length dealings) All transactions and other dealings between a Company Group and a third party have been (and can be demonstrated to have been) conducted on arm’s length commercial terms.

(j)	(Dividends) No member of the Company Group:

(i)	has made a frankable distribution (as defined in section 202-40 of the ITAA 1997) in breach of the benchmark rule (as defined in section 203-25 of the ITAA 97);

(ii)	has made a linked distribution (as defined in section 204-15 of the ITAA 1997);

(iii)	has issued tax exempt bonus shares (as defined in section 204-25 of the ITAA 1997);

(iv)	has streamed a distribution within the meaning of section 204-30 of the ITAA 1997;

42
Share Sale and Purchase Agreement

(v)	has notified, or is required to notify, the Australian Federal Commissioner of Taxation about variances in its benchmark franking percentage under section 204- 75 of the ITAA 1997;

(vi)	is liable, nor will it be liable at or before Completion, to pay franking deficit tax imposed by the A New Business Tax System (Franking Deficit Tax) Act 2002 (Cth) in accordance with section 205-45 of the ITAA 1997; or

(vii)	is a former exempting company.

(k)	(Share capital account) No Company Group Entity has a tainted share capital account within the meaning of Division 197 of the ITAA 1997 or has taken any action that might cause its share capital account to become a tainted share capital account, nor has an election been made at any time to untaint a Company’s share capital account.

(l)	(Losses)

(i)	Nothing has occurred to deny or disallow a Company Group Entity a Tax deduction in respect of any:

(A)	current year Tax losses;

(B)	carry forward Tax losses under any Tax Law, as at the Accounts Date; or

(C)	Tax losses incurred between the Accounts Date and Completion,

other than the entry into this Agreement or the transfer of the Sale Shares as contemplated by this Agreement.

(ii)	Nothing has occurred to deny or disallow a Company Group Entity a Tax deduction in respect of any prior year Tax losses allowed or claimed under any Tax Law as at Completion.

(m)	(Debt forgiveness) No debt owed by a Company Group Entity has been, or has been agreed to be, released, waived, forgiven or otherwise extinguished by a person which would attract the operation of the former Division 245 of Schedule 2C of the ITAA 1936 or Division 245 of the ITAA 1997.

(n)	(Rollover) No asset of a Company Group Entity as at Completion was acquired by a Company Group Entity under:

(i)	a replacement-asset roll-over (as listed in s112-115 of the ITAA 1997);

(ii)	a same-asset roll-over (as listed in s112-150 of the ITAA 1997);

(iii)	a roll-over under Subdivision 328-G of the ITAA 1997; or

(iv)	a roll-over under s40-340 of the ITAA 1997.

(o)	(Interposed entity election) No Company Group Entity has ever made an interposed entity election (within the meaning provided by s272-85 of Schedule 2F of the ITAA 1936) or will make such an election prior to Completion.

(p)	(Fines) The Company Group has not within the period of 4 years prior to Completion paid or become liable to pay, nor are there any circumstances before Completion by reason of which the Company Group is likely to become liable to pay, any material penalty, fine, surcharge or interest whether charged by virtue of the provisions of any law relating to Tax.

(q)	(Transactions) The Company Group has not been involved in any transaction or series of transactions which, or any part of which, may for any Tax or Duty purposes be disregarded or reconstructed by reason of any motive to avoid, reduce or delay a possible liability to Tax.

(r)	(Stamp duty) All Tax or Duty payable in respect of every agreement (other than this Agreement), document or transaction to which the Company Group is or has been a party or by which the Company Group derives, or has derived, a substantial benefit has been duly paid.

43
Share Sale and Purchase Agreement

(s)	(Provision) Adequate provision has been made in the Accounts for any Tax and Duty which is payable or may become payable in respect of any transaction or income occurring or arising before the Accounts Date but which was unpaid as at the Accounts Date.

(t)	(Records) The Company Group has maintained proper and adequate records to enable it to comply in all material respects with its obligations under any Tax Law and under any agreement.

(u)	(No overseas permanent establishment) Other than as Fairly Disclosed to the Buyer, no Company Group Entity carries on business through a permanent establishment (as that expression is defined in any Tax Law or any relevant double taxation agreement) in any country other than the country of incorporation.

(v)	(No anti-avoidance) No Company Group Entity has entered into or been a party to any transaction which will cause any anti-avoidance provisions of any Tax Law to apply or which will allow a Tax Authority, acting reasonably, to apply any such anti-avoidance provisions.

(w)	(No franking account deficit) No Company Group Entity will have a franking account deficit immediately after Completion. No act or omission of a Company Group Entity at or before Completion will cause a Company Group Entity to be liable for franking tax immediately after Completion. No Company Group Entity expects to receive a refund of Tax within 3 months of Completion.

14	Privacy Laws

(a)	(Compliance) The Company Group has in all respects complied with Privacy Law.

(b)	(Claims) No individual has claimed and, to the best of the Sellers’ knowledge, no grounds exist for an individual to claim, compensation from the Company Group for a breach of Privacy Law in connection with the Business.

(c)	(Notice) No notice has been received by the Company Group from a competent authority alleging a breach of Privacy Law in connection with the Business.

(d)	(Breach) The Company Group has not suffered any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to any Personal Information.

(e)	(Personal Information) To the extent the Company Group stores or otherwise deals with Personal Information (other than the Personal Information of any officer, employee or service provider of the Company Group), that Personal Information can only be accessed within Australia (or, if it can be accessed from outside Australia, that access is reasonable in the circumstances).

(f)	(Spam) The Company Group has complied with the Spam Act 2003 (Cth) and Do Not Call Register Act 2006 (Cth) and all similar or equivalent legislation in any relevant jurisdiction.

(g)	(Technology and risk controls) The Company Group has appropriate technology and risk controls in place.

(h)	(Malicious code) The Company Group’s systems are not currently vulnerable to, and do not contain, any malicious code.

15	Contracts

(a)	Accurate and complete copies of all material contracts of the Business have been Fairly Disclosed to the Buyer.

44
Share Sale and Purchase Agreement

(b)	(Legally enforceable) The material contracts of the Business are in writing, legally binding and enforceable by the Company Group.

(c)	(No breaches) No Company Group Entity is in breach of any material contract or has received written notice or is aware of any facts or circumstances which might affect any rights or interests of the Company Group or the exercise of any rights by the Company Group in respect of any agreement.

(d)	(No knowledge of breach by other party) None of the Sellers are aware or have been made aware of any counterparty to a contract being in breach of that contract or any reason which might preclude the counterparty from fulfilling its obligations under such contract.

(e)	(Unusual contracts) The Company Group is not bound by any material contract which is of an unusual nature or was entered into outside the normal course of business.

(f)	(No contracts liable to be terminated): The Company Group is not a party to any contractual arrangement which may be terminated by any other party by reason of a change in the ownership of the Sale Shares or by reason of such change being subject to the consent of the other party which consent has not been obtained.

(g)	(No notice): No Third Party has given notice to the Company Group that it will not renew the term of its agreement with the Company Group when the subsisting term elapses and, so far as the Sellers are aware, there are no Third Parties who are parties to agreements with the Company Group that will not renew the term of their agreement before it elapses.

(h)	(All contracts enforceable): All contracts of the Company Group are valid, in full force and effect and enforceable in accordance with their respective terms. Each Company Group Entity has fulfilled or taken all action necessary to fulfil when due all of their obligations under such contracts. There has not occurred any material default by any Company Group Entity or any event which with the lapse of time or at the election of any person other than a Company Group Entity will become a material default under any such contract.

(i)	(Generally) Except as Fairly Disclosed to the Buyer, there are no material agreements, arrangements or understandings to which the Company Group is party or is bound:

(i)	that the Company Group will be unable to terminate after the Completion Date on giving 30 days’ notice or less without penalty;

(ii)	that are material to the operation of the Business;

(iii)	that contain any unusual, abnormal or onerous provisions;

(iv)	that are incapable of being fulfilled or performed on time without undue or unusual expenditure of money or effort;

(v)	that are not arm’s length agreements;

(vi)	that will result in any indebtedness of the Company Group becoming immediately due and payable;

(vii)	which involve either directly or indirectly any offer or payment to any official of a Governmental Agency to improperly influence him or her to assist in the obtaining or retaining of any Business; or

(viii)	under which a Company Group Entity is or may be bound to share any profits or to pay any royalties or to waive or abandon any rights in connection with the Business or any of the assets of the Company Group.

(j)	(No guarantee) No guarantee, surety or indemnity or letter of comfort has been given or entered into:

(i)	by a Company Group Entity in relation to the discharge of the liabilities or the performance of the obligations (in either case whether present or future) of any other person; or

45
Share Sale and Purchase Agreement

(ii)	by a Seller in relation to the discharge of the liabilities or the performance of the obligations of the Company Group.

(k)	(Contracts) No offer, tender, quotation or the like given or made by a Company Group Entity is capable of giving rise to a contract merely by any unilateral act of a Third Party, other than in the ordinary course of business.

16	Competition

(a)	(Non-compete agreements) There are no agreements which limit or exclude the rights of the Company Group from doing business and/or competing in any area or field with any person.

(b)	(Competition breaches) No Company Group Entity is currently or has ever been involved in any practice, arrangement or understanding which has, would or may result in the Company Group being in breach or being found to have been in breach of the Competition and Consumer Act 2010 (Cth) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(c)	(No notice or communication) No Company Group Entity has received any material notice, communication or process from the Australian Competition and Consumer Commission, ASIC or any other authority having jurisdiction in completion or anti-trust, and corporate regulation matters in relation to any aspect of the Business of the Company Group.

17	Dealings with the Sellers

(a)	(Dealings) There is no current or outstanding agreement, arrangement or understanding (whether legally binding or not) to which a Company Group Entity is, or was, a party in which:

(i)	a Seller or any of its Related Entities;

(ii)	any person who at the time of such agreement, arrangement or understanding was beneficially interested in any of the Company Group’s shares or any Related Entity of any such person; or

(iii)	any director, officer, employee or consultant or former director, officer, employee or consultant of the Company Group,

is or was interested, whether directly or indirectly.

(b)	(Arm’s length transactions) No Company Group Entity is a party to any agreement, arrangement or understanding (whether legally binding or not) which is not and was not entirely of an arm’s length nature.

(c)	(Interest in competitors) No Seller nor any of their Related Entities has any interest, direct or indirect, in any business which competes with that carried on by the Company Group.

18	Records

The Records:

(a)	are in the possession of the Company Group;

(b)	have been properly and accurately maintained;

(c)	include all records required under, or to comply with or support any return or claim under, any applicable law (including any Tax law);

46
Share Sale and Purchase Agreement

(d)	do not contain material inaccuracies or material discrepancies of any kind and are maintained in all material respects in accordance with all applicable laws and are up-to- date where legally required; and

(e)	have been prepared in accordance with the requirements of the Corporations Act.

19	Borrowings and bank accounts

(a)	At the date of this Agreement, the Company Group does not have outstanding any borrowing or indebtedness in the nature of borrowing, including any finance lease, hire purchase agreement, deferred terms or other transaction having the commercial effect of a borrowing or any factored debts.

(b)	No:

(i)	event of default has occurred in relation to any loan or security documentation to which any Company Group Entity is a party;

(ii)	notices or demands have been served on any Company Group Entity in relation to default or non-compliance with any of the provisions of loan or security documentation; and

(iii)	further action has been taken by the lenders to enforce any security granted by any Company Group Entity.

(c)	The Sellers have Fairly Disclosed to the Buyer the full details of all mortgages, charges and other security interests created by the Company Group or in respect of any of the assets of the Company Group.

(d)	The bank accounts of the Company Group are operated separately from the bank accounts of any other person and there is no right of set off against moneys in the Company’s bank accounts or the bank accounts of any other Company Group Entity for the liabilities of any other person.

(e)	The bank accounts of the Company Group have been operated in accordance with all legal and administrative requirements.

20	Clinical Trials

(a)	All clinical trials conducted by or on behalf of the Company Group have been and are being undertaken in accordance with applicable standards of cGMP.

(b)	The Company Group has implemented appropriate insurance and other risk mitigation policies and procedures to ensure that the Company Group is not exposed to the risk of a material adverse change to its financial position or financial performance in the event of a breach of paragraph 20(a).

(c)	Each Company Group Entity holds all necessary Authorisations for the proper carrying on of its clinical trial program across all its products in accordance with cGMP.

47
Share Sale and Purchase Agreement

Schedule 6

Buyer Warranties

1	(Incorporation) The Buyer is duly incorporated and validly exists under the law of its place of incorporation.

2	(Power and capacity) The Buyer has full corporate power and authority to enter into this Agreement and perform its obligations under this Agreement, to carry out the transactions contemplated by this Agreement, and to own its property and assets and carry on its business.

3	(Binding) This Agreement constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

4	(Solvency) The Buyer is not:

(a)	wound up, no resolution for its winding up has been passed and no meeting of members or creditors has been convened for that purpose;

(b)	the subject of a winding up application which has been made to a court, and no event has occurred which would entitle any person to apply to a court to wind up the Buyer;

(c)	a party to a composition or arrangement with any of its creditors;

(d)	the recipient of a demand under section 459E of the Corporations Act or any corresponding or analogous provision governing the Buyer in a jurisdiction outside Australia;

(e)	in receivership and none of its assets are in the possession of or under the control of a mortgagee or chargee;

(f)	subject to administration under Part 5.3 of the Corporations Act or any corresponding or analogous provision governing the Buyer in a jurisdiction outside Australia; or

(g)	insolvent (as defined in section 95A of the Corporations Act), and so far as the Buyer is aware, there are no circumstances that justify the Buyer being the subject of any of the above events.

5	(No adverse proceedings) No legal proceedings, arbitration, mediation or other dispute resolution process is taking place, pending or threatened, the outcome of which is likely to have a material and adverse effect on the ability of the Buyer to perform its obligations under this Agreement.

6	(Not trustee) The Buyer is not entering into this Agreement as trustee of any trust or settlement.

48
Share Sale and Purchase Agreement

Schedule 7

Intellectual Property Rights

[insert table]

49
Share Sale and Purchase Agreement

Executed as an agreement

Executed by Incannex Healthcare Limited
ACN 096 635 246 in accordance with section 127 of the Corporations Act 2001 (Cth):

Director	~~*Director~~/*Company Secretary

/s/ Joel Latham	/s/ Madhukar Bhalla
Joel Latham	Madhukar Bhalla
Name of Director	Name of ~~*Director~~/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by Prasch B.V. (RSIN:

Director	~~*Director~~/*Company Secretary

/s/ Lekhram Changoer	/s/ Prashant Changoer
Lekhram Changoer	Prashant Changoer
Name of Director	Name of ~~*Director~~/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by Lekhram Changoer

/s/ Lekhram Changoer
Lekhram Changoer

In the presence of

/s/ Prashant Changoer
Prashant Changoer
Name of Witness

Executed by George Anastassov	In the presence of

/s/ George Anastassov	/s/ Lekhram Changoer
George Anastassov	Lekhram Changoer
Name of Witness

50
Share Sale and Purchase Agreement

Executed by Eric Kim

/s/ Eric Kim
Eric Kim

In the presence of

/s/ Lisa Kim
Lisa Kim
Name of Witness

51
Share Sale and Purchase Agreement

Annexure A

Non-Pharmaceutical Assets

[insert table]

52